EXHIBIT 4.12

EXECUTION VERSION

27 August 2009

J.P. MORGAN EUROPE LIMITED
as RCF Agent

The RCF Finance Parties

The Hedge Counterparties

UniCredit Bank Austria AG

as OeKB Agent

The OeKB Lenders

The Bank of New York Mellon

as Bond Trustee

The Original Debtors

J.P. Morgan Europe Limited
as Security Agent

and others

INTERCREDITOR AGREEMENT

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX.  PLEASE READ CLAUSE 22.3 (STAMP TAXES), 25 (NOTICES) AND 28 (PLACE OF PERFORMANCE) OF THIS AGREEMENT IN CONNECTION WITH THE FOREGOING.

LATHAM & WATKINS LLP

99 Bishopsgate

London

EC2M 3XF

United Kingdom

SCHEDULE 3	FORM OF CREDITOR/AGENT ACCESSION UNDERTAKING	80

SCHEDULE 4	SECURITY ENFORCEMENT PRINCIPLES	82

SCHEDULE 5	STAMP DUTY GUIDELINES	83

THIS AGREEMENT is dated 27 August 2009 and made between:

(1)                           J.P. MORGAN EUROPE LIMITED as agent for the RCF Finance Parties (the “RCF Agent”);

(2)                           UNICREDIT BANK AUSTRIA AG as agent for the OeKB Lenders (the “OeKB Agent”);

(3)                           UNICREDIT BANK AUSTRIA AG as agent under the Bank Austria Facility (the “Bank Austria Agent”);

(4)                           THE BANK OF NEW YORK MELLON as trustee for the Bondholders (the “Bond Trustee”);

(5)                           THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (The Parties) hereto, being the RCF Finance Parties;

(6)                           THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Parties) hereto, being the OeKB Lenders;

(7)                           THE PERSONS listed in Part 3 of Schedule 1 (The Parties) hereto, being the Hedge Counterparties;

(8)                           THE COMPANIES listed in Part 4 of Schedule 1 (The Parties) hereto, being the Intra-Group Lenders;

(9)                           THE SUBSIDIARIES of the Company listed in Part 5 of Schedule 1 (The Parties) hereto, being the Debtors (together with the Company, the “Original Debtors”);

(10)                    J.P. MORGAN EUROPE LIMITED as security trustee and security agent for the Secured Parties (the “Security Agent”);

(11)                    SAPPI LIMITED, a company incorporated under the laws of the Republic of South Africa (the “Company”);

(12)                    CAPITA TRUST COMPANY LIMITED as security agent for the Bond Only Security (the “Bond Security Agent”).

IT IS AGREED as follows:

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“2012/2032 Final Notes Redemption” means the earlier of (i) the date that the 2012/2032 Notes are no longer outstanding and (ii) the date when the restrictions set forth in Sections 3.11 (Limitation on Liens) and 3.12 (Limitation of Sale and Leaseback Transactions) of the 2012/2032 Indentures are no longer applicable.

“2012/2032 Indentures” means the 2012 indenture and the 2032 indenture each dated as of 10 June 2002 and constituting (respectively) the 6.75% Guaranteed Notes Due 2012 and the 7.50% Guaranteed Notes Due 2032.

“2012/2032 Notes” means any notes issued by Sappi Papier Holding GmbH under the 2012/2032 Indentures.

“Acceleration Event” means an RCF Acceleration Event, a Bonds Acceleration Event, an OeKB Acceleration Event or a Pari Passu Debt Acceleration Event.

“Acceleration Notice” means a notice of an Acceleration Event.

“Agent Liabilities” means all present and future liabilities and obligations, actual and contingent, owed by the Debtors to the Agents under or in connection with the Finance Documents.

“Agents” means the RCF Agent, the OeKB Agent, the Bond Trustee and the Pari Passu Agent.

“Austrian Buildings on Third Party Land Mortgage” means the Austrian law pledge over buildings on third party land (Superädifikate) owned by Sappi MagnoStar GmbH.

“Austrian Land Mortgage” means the Austrian law real estate mortgage over land owned by Sappi Gratkorn GmbH.

“Austrian Mortgages” means the Austrian Land Mortgage and the Austrian Buildings on Third Party Land Mortgage.

“Austrian Mortgages Perfection Trigger” means either (a) a Major Event of Default has occurred which is continuing, or (b) the credit rating for the Company’s secured debt obligations is B+ or lower by Standard & Poor’s Rating Services, or B1 or lower by Moody’s Investors Service.

“Bank Austria Acceleration Event” means the Bank Austria Agent exercising any of its rights under clause 24 of the Bank Austria Facility.

“Bank Austria Facility” means the USD 54,083,621.20 term loan facility made between the Company, the Obligors (as defined therein), UniCredit Bank Austria AG as Arranger, Agent and Original Lender (each as defined therein) and others dated 29 August 2005.

“Bond Only Security” means the Austrian law receivables pledge agreement over the Bond Proceeds Loan or Loans made from the Issuer to Sappi Papier Holding GmbH securing only the Bonds Liabilities, dated on or about the date hereof and entered into between the Issuer and the Bond Security Agent as amended from time to time.

“Bondholders” means the holders of the Bonds at any time pursuant to the terms of the Bonds Indenture.

“Bonds” means the USD 300,000,000.00 12 % Senior Secured Notes due 2014 and the EUR 350,000,000.00 11.75% Senior Secured Notes due 2014 issued by the Issuer pursuant to the terms of the Bonds Indenture and any additional notes issued from time to time under the Bonds Indenture.

“Bonds Acceleration Event” means the Bond Trustee or the Bondholders exercising any of their rights under section 6.02 (Acceleration) of the Bonds Indenture.

“Bonds Finance Documents” means:

(a)                                     the Bonds Indenture;

(b)                                     the Bonds;

(c)                                      the Bonds Proceeds Loan;

(d)                                     the Bond Only Security;

(e)                                     this Agreement; and

(f)                                        the Security Documents.

“Bonds Indenture” means the senior secured notes indenture dated 29 July 2009 between, among others the Issuer and the Bond Trustee, as amended from time to time.

“Bonds Liabilities” means the Liabilities owed by the Issuer and the Debtors to the Bond Trustee and the Bondholders under the Bonds Finance Documents.

“Bonds Proceeds Loan” means the Notes Proceeds Loan as defined in the Bonds Indenture.

“Bonds Required Holders” means the holders of the required principal amount of the then outstanding Bonds or, if the required amount is not specified, the holders holding at least the majority of the principal amount of the then outstanding Bonds, in accordance with the Bonds Indenture.

“Borrowing Liabilities” means, in relation to a member of the Group, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor or Debtor in respect of Financial Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities as a Borrower under and as defined in the relevant Finance Documents).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and in Vienna and:

(a)                                 (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)                                 (in relation to any date for payment or purchase of Euro) which is a TARGET Day.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Common Currency” means the Euro (EUR or €).

“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Creditor/Agent Accession Undertaking” means:

(a)                                     an undertaking substantially in the form set out in Schedule 3 (Form of Creditor/Agent Accession Undertaking); or

(b)                                     a Transfer Certificate or an Austrian Transfer Certificate (each as defined in the RCF Facility Agreement or the OeKB Facilities, as the case may be),

as the context may require, or

(c)                                      in the case of an acceding Debtor which is also expressed to accede as an Intra-Group Lender in the relevant Debtor Accession Deed, that Debtor Accession Deed.

“Creditors” means the Security Agent, the Agents, the RCF Finance Parties, the OeKB Lenders, the Bondholders, the Hedge Counterparties, the Pari Passu Lenders and the Intra-Group Lenders.

“Debt Document” means each of this Agreement, the Hedging Agreements, the RCF Finance Documents, the Bonds Finance Documents, the OeKB Finance Documents, the Security Documents, any Pari Passu Document, any agreement evidencing the terms of the Intra-Group Liabilities and any other document designated as such by the Security Agent and the Company.

“Debtor” means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Clause 19 (Changes to the Parties).

“Debtor Accession Deed” means:

(a)                                     a deed substantially in the form set out in Schedule 2 (Form of Debtor Accession Deed); or

(b)                                     (only in the case of a member of the Group which is acceding as a borrower or guarantor under the RCF Facility Agreement or the OeKB Facilities) an Accession Deed (as defined in the RCF Facility Agreement or the OeKB Facilities).

“Debtor Liabilities” means, in relation to a member of the Group, any liabilities owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disposal Proceeds” has the meaning given to that term in Clause 13 (Proceeds of Disposals).

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Liabilities (or otherwise in order for the transactions contemplated by this Agreement to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(A)                                from performing its payment obligations under this Agreement; or

(B)                                from communicating with other Parties in accordance with the terms of this Agreement,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distress Event” means any of:

(a)                                     an Acceleration Event; or

(b)                                     the enforcement of any Transaction Security.

“Distressed Disposal” means a disposal of an asset subject to the Transaction Security of a member of the Group which is:

(a)                                     being effected at the request of the Enforcing Senior Creditors in circumstances where the Transaction Security has become enforceable;

(b)                                     being effected by enforcement of the Transaction Security; or

(c)                                      being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is not a member of the Group.

“Enforcement Action” means:

(a)                                     in relation to any Liabilities:

(i)                        the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for an RCF Finance Party, an OeKB Lender, a Bondholder, a Hedge Counterparty or a Pari Passu Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)                     the making of any declaration that any Liabilities are payable on demand;

(iii)                  the making of a demand for payment in relation to a Liability that is payable on demand;

(iv)                  the making of a demand for payment against any member of the Group in relation to any Guarantee Liabilities of that member of the Group;

(v)                     the exercise of any right of set-off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right which is expressly permitted by law or under the RCF Facility Agreement, the OeKB Facilities, the Bonds Indenture, any Hedging Agreement or any Pari Passu Document and

(vi)                  the suing for or commencing of any legal proceedings against any member of the Group to recover any Liabilities;

(b)                                     the exercise or enforcement of any right under any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)                                      the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 19 (Changes to the Parties)); or

(d)                                     the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the taking of any action falling within paragraphs (a)(vi) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods, shall not constitute Enforcement Action.

“Enforcement Notice” means a notice to the Security Agent delivered by the Enforcing Senior Creditors instructing the Security Agent to enforce the Transaction Security in the manner provided for therein and in accordance with the Security Enforcement Principles.

“Enforcing Senior Creditors” means one of the following classes of Senior Creditors, which has (i) provided an Acceleration Notice to the Security Agent where the Security Agent has not received any prior notice of an Acceleration Event, and (ii) simultaneously provided Acceleration Notices to the other relevant Agents:

(a)                                     the Majority RCF Finance Parties (acting through the RCF Agent);

(b)                                     the Majority OeKB Lenders (acting through the OeKB Agent);

(c)                                      the Bonds Required Holders (acting through the Bond Trustee); or

(d)                                     the Majority Pari Passu Lenders (acting through the Pari Passu Agent),

and which shall be the class of Senior Creditors which has the authority to instruct the Security Agent in accordance with this Agreement.

“Event of Default” means any event or circumstance specified as such in either the RCF Facility Agreement, the OeKB Facilities, the Bonds Indenture, the Hedging Agreements or any Pari Passu Document.

“Finance Documents” means the Bonds Finance Documents, the RCF Finance Documents, the OeKB Finance Documents, any Pari Passu Document, the Hedging Agreements and the Security Documents.

“Guarantee Liabilities” means, in relation to a member of the Group, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents).

“Hedge Counterparty” means:

(a)                                     any person which is named on the signing pages as a Hedge Counterparty and;

(b)                                     any person which becomes Party as a Hedge Counterparty pursuant to Clause 19.6 (Creditor/Agent Accession Undertaking).

“Hedge Counterparty Obligations” means the obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.

“Hedging Agreements” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a Debtor and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to the interest rates or currency exchange which, at the time that that master agreement, confirmation, schedule or other agreement (as the case may be) is entered into, are permitted under the RCF Finance Documents, the OeKB Finance Documents and the Bonds Finance Documents.

“Hedging Liabilities” means the Liabilities owed by any Debtor to the Hedge Counterparties under or in connection with the Hedging Agreements.

“Holding Company” has the meaning given to the term “Holding Company” in the RCF Facility Agreement.

“Impaired Security Agent” means the Security Agent at any time when:

(a)                                     it has failed to make (or has noticed a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                     the Security Agent otherwise rescinds or repudiates a Finance Document; or

(c)                                      an Insolvency Event (as defined in the RCF Facility Agreement) has occurred and is continuing with respect to the Security Agent;

unless, in the case of paragraph (a) above:

(ii)                                      its failure to pay is caused by:

(A)                                   administrative or technical error; or

(B)                                  a Disruption Event (as defined in the RCF Facility Agreement)

payment is made within 5 Business Days of its due date; or

(iii)                                   the Security Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Insolvency Event” means, in relation to any Debtor or Sappi Manufacturing:

(a)                                     any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Debtor or Sappi Manufacturing, a moratorium is declared in relation to any indebtedness of that Debtor or Sappi Manufacturing or an administrator is appointed to that Debtor or Sappi Manufacturing;

(b)                                     any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)                                      the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Debtor or Sappi Manufacturing or any of its assets; or

(d)                                     any analogous procedure or step is taken in any jurisdiction.

“Intra-Group Lenders” means each member of the Group (other than the Issuer) which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with another member of the Group and which is named on the signing pages as an Intra-Group Lender or which becomes a party as an Intra-Group Lender in accordance with the terms of Clause 19 (Changes to the Parties).

“Intra-Group Liabilities” means the Liabilities owed by any member of the Group to any of the Intra-Group Lenders other than inter-company liabilities incurred in the ordinary course of business in connection with the cash management operations of the Group.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Issuer” means PE Paper Escrow GmbH.

“Liabilities” means all present and future liabilities and obligations at any time of any member of the Group to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                                     any refinancing, novation, deferral or extension;

(b)                                     any further advance which may be made under any agreement or instrument supplemental to any relevant Debt Document together with any related interest, fees and costs;

(c)                                      any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(d)                                     any claim for damages or restitution; and

(e)                                     any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a)                                     purchases by way of assignment or transfer;

(b)                                     enters into any sub-participation in respect of; or

(c)                                      enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

“Major Event of Default” means each of the Events of Default listed in paragraph (i) to (xi) of Clause 1.2(d) (Construction) together with any Event of Default under Clause 6.01(i), (ii), (iii) (only in respect of a failure to purchase Bonds), (v) (only in respect of Clauses 4.08, 4.10 and 4.12), (vii), (ix), (x) and (xi) of the Bonds Indenture.

“Majority OeKB Lenders” means the “Majority Lenders” as such term is defined in the New OeKB Facility but calculated for the purposes of this Agreement on the basis of the aggregate commitments under all of the OeKB Facilities.

“Majority Pari Passu Lenders” means, in respect of each Pari Passu Class, the required number of such Pari Passu Lenders under the relevant Pari Passu Document.

“Majority RCF Finance Parties” has the meaning given to the term “Majority Lenders” in the RCF Facility Agreement.

“Majority Senior Creditors” means:

(a)                                     the Majority RCF Finance Parties;

(b)                                     the Bonds Required Holders;

(c)                                      the Majority OeKB Lenders;

(d)                                     the Hedge Counterparties; and

(e)                                     any Majority Pari Passu Lenders.

“Maximum Secured Amount” has the meaning given to it in Clause 18.1.

“Mortgage Deed” has the meaning given to it in Clause 12.8(a)(ii).

“Mortgage Offer” has the meaning given to it in Clause 12.8(a)(i).

“New OeKB Acceleration Event” means the OeKB Agent exercising any of its rights under clause 22 of the New OeKB Facility.

“New OeKB Facility” means a Euro 400,085,124.80 term facility to be made available to SPH pursuant to an amendment and restatement of an existing credit agreement, dated on or about the date hereof and made between, amongst others, SPH, the Original Guarantors (as referred to therein) and the Lenders (as referred to therein).

“OeKB Acceleration Event” means such time when both a New OeKB Acceleration Event and a Bank Austria Acceleration Event has occurred.

“OeKB Facilities” means the New OeKB Facility and the Bank Austria Facility.

“OeKB Finance Documents” has the meaning given to the term “Finance Document” in the OeKB Facilities.

“OeKB Lenders” means each Lender (as defined in the New OeKB Facility and the Bank Austria Facility).

“OeKB Liabilities” means the Liabilities owed by the Debtors to the OeKB Lenders under or in connection with the OeKB Finance Documents.

“Other Liabilities” means, in relation to a member of the Group, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to an Intra-Group Lender or Debtor.

“Parallel Debt Obligations” has the meaning given to it in paragraph (a) of Clause 16.2 (Parallel Debt (Covenant to pay the Security Agent)).

“Pari Passu Agent” means any person or entity appointed in accordance with the relevant Pari Passu Documents in relation to any relevant Pari Passu Debt for and on behalf of the Pari Passu Finance Parties as their trustee, agent or representative and which has acceded as a Party to this Agreement in such capacity.

“Pari Passu Class” means all Pari Passu Lenders which have made available Pari Passu Debt under or in connection with the same Pari Passu Document and have equal rights to vote for, or instruct the relevant Pari Passu Agent to, accelerate that Pari Passu Debt.

“Pari Passu Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any member of the Group to any Pari Passu Finance Party under or in connection with any Pari Passu Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise) and incurred pursuant to and in accordance with Clause 20.1 (Pari Passu Debt).

“Pari Passu Debt Acceleration Event” means the relevant Pari Passu Agent or the relevant Majority Pari Passu Lenders exercising their rights to accelerate the Pari Passu Debt under, and in accordance with the relevant Pari Passu Document.

“Pari Passu Default” means an event of default or termination event howsoever described under the Pari Passu Documents.

“Pari Passu Document” means each document or instrument entered into between any member of the Group and a Pari Passu Finance Party setting out the terms of any loan, credit or debt facility or security which creates or evidences any Pari Passu Debt.

“Pari Passu Effective Date” has the meaning given to it in Clause 20.2 (Pari Passu Notice).

“Pari Passu Finance Party” means with respect to a particular Pari Passu Debt, the Pari Passu Agent, the Security Agent and each Pari Passu Lender which is owed any Pari Passu Debt.

“Pari Passu Lenders” means each person which makes available any Pari Passu Debt to any member of the Group and which has acceded as a Party to this Agreement in such capacity.

“Pari Passu Notice” has the meaning given to it in Clause 20.2 (Pari Passu Notice).

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Intra-Group Payments” means payments of interest or repayments of principal, in each case in accordance with the original terms of the agreement for the relevant Intra-Group Liabilities where such payments or repayments are made to an Intra-Group Lender which is also a Debtor.

“Permitted Payment” means the Payments permitted by Clause 8.2 (Permitted Payments:  Intra-Group Liabilities).

“Principal Property” has the meaning given to such term in the 2012/2032 Indentures.

“RCF Acceleration Event” means the RCF Agent exercising any of its rights under clause 23.17 (Acceleration) of the RCF Facility Agreement.

“RCF Facility Agreement” means the revolving credit facility agreement made between the Company, the Obligors (as defined therein), the RCF Finance Parties and others dated on or about the date of this Agreement.

“RCF Finance Documents” has the meaning given to the term “Finance Document” in the RCF Facility Agreement.

“RCF Finance Parties” means each Finance Party (as defined in the RCF Facility Agreement).

“RCF Finance Parties’ Liabilities” means the Liabilities owed by the Debtors to the RCF Finance Parties under the RCF Finance Documents.

“Receiver” means a receiver or receiver and manager or administrative receiver or preliminary receiver (vorläufiger Insolvenzverwalter) or other similar officer of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 14.1 (Order of application).

“Relevant Liabilities” means:

(a)                                     in the case of a Creditor:

(i)                        the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor together with all Agent Liabilities owed to the Agent of those Creditors; and

(ii)                     all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent; and

(b)                                     in the case of a Debtor, the Liabilities owed to the Creditors together with the Agent Liabilities owed to the Agent of those Creditors and all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent.

“Retiring Security Agent” has the meaning given to that term in Clause 17 (Change of Security Agent and Delegation).

“Secured Obligations” means all the Senior Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity, including the Parallel Debt Obligations; provided that, prior to the 2012/2032 Final Notes Redemption, the Secured Obligations secured by Security over Principal Property shall be subject to the limitations in Clause 18 (Limitation on Principal Property as Security).

“Secured Parties” means the Security Agent, any Receiver or Delegate, the Agents and the Senior Creditors from time to time but, in the case of a Senior Creditor, only if it is a party to this Agreement or has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 19.6 (Creditor/Agent Accession Undertaking).

“Security” means a mortgage, charge, pledge, assignment, transfer, lien, right of set-off, retention or extended retention of title provision, or any other security interest securing any obligation of any person or any other agreement or arrangement having the effect of giving security or preferential ranking to a creditor.

“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (d) of Clause 16.9 (Security Agent’s obligations).

“Security Documents” means:

(a)                                     each of the Transaction Security Documents;

(b)                                     any other document entered into at any time by any of the Debtors creating any Security in favour of the Secured Parties as security for the Secured Obligations, other than the Bond Only Security and subject, in every case, to the limitations in Clause 18 (Limitation on Principal Property as Security); and

(c)                                      any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a) and (b) above.

“Security Enforcement Objective” means maximising, so far as is consistent with prompt and expeditious enforcement of the Transaction Security, the recovery by the Senior Creditors.

“Security Enforcement Principles” means the principles set out in Schedule 4 (Security Enforcement Principles).

“Security Property” means:

(a)                                     the Transaction Security expressed to be granted in favour of the Security Agent for itself in respect of the Parallel Debt Obligations and as trustee for the other Secured Parties and all proceeds of that Transaction Security;

(b)                                     all obligations expressed to be undertaken by a Debtor to pay amounts in respect of

(i)                        the Liabilities to the Security Agent as trustee for the Secured Parties or

(ii)                     the Parallel Debt Obligations and, in each case, secured by the Transaction Security, together with all representations and warranties expressed to be given by a Debtor in favour of the Security Agent for itself in respect of the Parallel Debt Obligations and as trustee for the Secured Parties;

(c)                                      the Security Agent’s interest in any trust fund created pursuant to Clause 10 (Turnover of Receipts); and

(d)                                     any other amounts or property, whether rights, entitlements, chooses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

“Senior Creditors” means the Agents, the RCF Finance Parties, the OeKB Lenders, the Bondholders, any Pari Passu Lenders and the Hedge Counterparties.

“Senior Discharge Date” means the date on which all Senior Liabilities have been fully and finally discharged to the satisfaction of the RCF Agent (in the case of the RCF Finance Parties’ Liabilities), the OeKB Agent (in the case of the OeKB Liabilities), the Bond Trustee (in the case of the Bonds Liabilities), each Pari Passu Agent (in the case of the Pari Passu Debt) and each Hedge Counterparty (in the case of its Hedging Liabilities), whether or not as the result of an enforcement, and the Senior Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

“Senior Liabilities” means the RCF Finance Parties’ Liabilities, the Hedging Liabilities, the Bond Liabilities, the OeKB Liabilities and any Pari Passu Debt.

“Shared Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Secured Parties in respect of their Liabilities.

“Shared Transaction Security” means any Transaction Security which to the extent legally possible:

(a)                                     is created in favour of the Security Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(b)                                     in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Agent as trustee for the Secured Parties is created in favour of:

(i)                        all the Secured Parties in respect of their Liabilities; or

(ii)                     the Security Agent under a parallel debt structure for the benefit of all the Secured Parties and which ranks in the order of priority contemplated in Clause 2.1 (Transaction Security).

“SISA” means Sappi International SA, a company incorporated in Belgium.

“SPH” means Sappi Papier Holding GmbH.

“Stamp Duty Guidelines” means the stamp duty guidelines set out in Schedule 5 (Stamp Duty Guidelines).

“Stamp Duty Sensitive Document” means (i) any original of any Debt Document and (ii) any signed document (including email, PDF, TIF and other comparable formats) that constitutes a deed (Urkunde) within the meaning of § 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), whether documenting or confirming the entering into of the relevant transaction (rechtserzeugende Urkunde) or documenting that the relevant transaction has been entered into (rechtsbezeugende Urkunde), or a substitute deed (Ersatzurkunde) within the meaning of § 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), including, without limitation, any notarised copy, any certified copy and any written minutes recording the transactions (Rechtsgeschäfte) contemplated by, or referenced in, any Debt Document.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

1.2                         Construction

(a)                                     Unless a contrary indication appears, a reference in this Agreement to:

(i)                        any “Company”, “Creditor”, “Debtor”, “Hedge Counterparty”, “Intra-Group Lender”, “Issuer”, “Bondholder”, “Agent”, “Bank Austria Agent”, “OeKB Lender”, “Bond Trustee”, “OeKB Agent”, “Party”, “Security Agent”, “Secured Party”, “RCF Agent”, “Senior Creditor”, “Pari Passu Lender”, “Pari Passu Agent” or “RCF Finance Party” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)                     any “Creditor”, “Debtor”, “Hedge Counterparty”, “Party”, “Security Agent”, “Agent”, “Bank Austria Agent”, “Intra-Group Lender”, “Bondholder”, “OeKB Lender”, “Bond Trustee”, “OeKB Agent”, “Secured Party”, “RCF Agent”, “Senior Creditor”, “Pari Passu Lender”, “Pari Passu Agent”, “RCF Finance Party”  or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii)                  “assets” includes present and future properties, revenues and rights of every description;

(iv)                   a “Debt Document” or any other document, agreement or instrument is (other than a reference to a “Debt Document” or any other document, agreement or instrument in “original form”) a reference to that Debt Document, or other document, agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)                      “enforcing” (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor by the Security Agent;

(vi)                   “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                the “original form” of a “Debt Document” or any other document, agreement or instrument is a reference to that Debt Document, document, agreement or instrument as originally entered into;

(viii)             a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(ix)                   a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) but if not having the force of law, being a regulation or the like with which the persons to whom it is addressed customarily comply in the ordinary course of their business) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)                      “set-off” includes combining accounts and payment netting except that, in relation to any Hedging Liabilities, “set-off” does not include payment netting or close-out netting;

(xi)                   “shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly); and

(xii)                a provision of law is a reference to that provision as amended or re-enacted.

(xiii)             for the purposes of Clause 22.3 (Stamp Taxes) and Schedule 5 (Stamp Duty Guidelines), “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, document or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail; and

(xiv)              for the purposes of Clause 22.3 (Stamp Taxes) and Schedule 5 (Stamp Duty Guidelines), “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.

(b)                                     Section, Clause and Schedule headings are for ease of reference only.

(c)                                      Terms defined in or whose interpretation or construction is provided for in the RCF Facility Agreement as at the date of this Agreement shall have the same meaning when used in this Agreement unless separately defined or interpreted in this Agreement.

(d)                                     A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived unless it is one of the Events of Default under the RCF Facility Agreement listed below or the equivalent Events of Default in the New OeKB Facility, in which case it is “continuing” if it has not been waived (whether or not it is subsequently remedied).  The Events of Default referred to above means any circumstance constituting an Event of Default under:

(i)                                     clause 23.1 (Non-payment);

(ii)                                  clause 23.2 (Financial covenants and other obligations);

(iii)                               clause 23.3 (Other obligations) arising as a result of a breach of clause 22.7 (Negative pledge), clause 22.8 (Disposals), 22.16 (Acquisitions and Joint Ventures) or clause 22.22 (Dividend restriction);

(iv)                                clause 23.6 (Insolvency);

(v)                                   clause 23.7 (Insolvency Proceedings);

(vi)                                clause 23.8 (Creditors’ process);

(vii)                             clause 23.9 (Obligor ceasing to be a subsidiary of the Company);

(viii)                          clause 23.10 (Unlawfulness);

(ix)                                clause 23.11 (Repudiation);

(x)                                   clause 23.14 (Cessation of business); or

(xi)                                clause 23.15 (Audit qualification),

in each case, of the RCF Facility Agreement and/or the equivalent provisions in the New OeKB Facility.

(e)                                     In determining whether any Liabilities have been irrevocably repaid or discharged, the Security Agent will disregard contingent liabilities (such as the risk of clawback from a preference claim) except to the extent that it believes there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

1.3                         Third Party Rights

(a)                                     Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement except that the Third Parties Rights Act shall apply in respect of any Bondholder who by holding a Bond has effectively agreed to be bound by the provisions of this Agreement.

(b)                                     Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)                                      Any Receiver or Delegate may, subject to this Clause 1.3 (Third Party Rights) and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

2.                                RANKING AND PRIORITY

2.1                         Transaction Security

Each of the Parties agrees that the Shared Transaction Security created pursuant to the Transaction Security Documents shall rank and secure the Senior Liabilities (but only to the extent that such Transaction Security is expressed to secure those Liabilities) pari passu and without any preference between them.

2.2                         Intra-Group Liabilities

(a)                                     Each of the Parties agrees that the Intra-Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Senior Creditors.

(b)                                     This Agreement does not purport to rank any of the Intra-Group Liabilities as between themselves.

(c)                                      The Intra-Group Liabilities shall not be secured by any of the Shared Transaction Security.

2.3                         Bond Only Security

Each of the Parties agree that the Bond Only Security shall secure the Bonds Liabilities only.

2.4                         Security:  Debtors’ Obligations

No Debtor shall (and the Company shall procure that no Group Company save for the Issuer will) grant to any of the Senior Creditors the benefit of:

(a)                                     any Security in respect of that Senior Creditor’s Senior Liabilities, in addition to the Shared Transaction Security, unless, and to the extent legally possible, at the same time it is also offered either:

(i)                        to the Security Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)                     in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Agent as trustee for the Secured Parties:

(A)                   to the other Secured Parties in respect of their Liabilities; or

(B)                  to the Security Agent under a parallel debt structure for the benefit of the other Secured Parties,

and ranks in the same order of priority as that contemplated in Clause 2.1 (Transaction Security); and

(b)                                     any guarantee, indemnity or other assurance against loss in respect of that Senior Creditor’s Senior Liabilities in addition to those in:

(i)                        the original form of the relevant Finance Documents (other than this Agreement);

(ii)                     this Agreement; or

(iii)                  any Shared Assurance,

unless, and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

3.                                RCF FINANCE PARTIES AND RCF FINANCE PARTIES’ LIABILITIES

3.1                         Payment of RCF Finance Parties’ Liabilities

The Debtors may make Payments to the RCF Finance Parties of the RCF Finance Parties’ Liabilities at any time in accordance with the RCF Finance Documents.

4.                                OEKB LENDERS AND OEKB LIABILITIES

4.1                         Payment of OeKB Liabilities

The Debtors may make Payments to the OeKB Lenders of the OeKB Liabilities at any time in accordance with the OeKB Finance Documents.

5.                                BONDHOLDERS AND BONDS LIABILITIES

5.1                         Payment of Bonds Liabilities

The Debtors may make Payments to the Bondholders or the Bond Trustee of the Bonds Liabilities at any time in accordance with the Bonds Finance Documents.

6.                                HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

6.1                         Identity of Hedge Counterparties

No person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that person is or becomes a party to this Agreement as a Hedge Counterparty.

6.2                         Payment of Hedging Liabilities

The Debtors may make Payments of the Hedging Liabilities to any Hedge Counterparty at any time in accordance with the relevant Hedging Agreement.

6.3                         Restriction on Enforcement:  Hedge Counterparties

Subject to Clause 6.4 (Permitted Enforcement:  Hedge Counterparties) the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

6.4                         Permitted Enforcement:  Hedge Counterparties

To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity, provided that, with the exception of the actions described in paragraphs (a)(i)-(iii), (a)(v)-(vi), (c) and (subject to any overriding rights of an Enforcing Senior Creditor) (d) of the definition of Enforcement Action, no other Enforcement Action is taken.

6.5                         Treatment of Payments due to Debtors on termination of hedging transactions

(a)                                     If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)                                     The payment of that amount by the Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

6.6                         Terms of Hedging Agreements

The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)                                     each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of “Hedging Agreement” and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement; and

(b)                                      each Hedging Agreement is based on an ISDA Master Agreement.

6.7                         Guarantees to Hedge Counterparties

The provisions of Clause 18 (Guarantees and Indemnity) of the RCF Facility Agreement are incorporated into this agreement mutatis mutandis for the benefit of the Hedge Counterparties and references to the terms “Finance Parties” and “Finance Documents” shall be deemed to refer to “Hedge Counterparties” and “Hedging Agreements” respectively; provided that in respect of the guarantee by the Company, such guarantee shall only apply with effect from the date on which the Company receives appropriate SARB Approval an then only to (i) the Hedging Liabilities in respect of the transactions (including, without limitation, by novation) under the Hedging Agreements, in respect of a cross-currency swap pursuant to which up to USD$300,000,000 notional amount is swapped into Euro, entered into on or about the date hereof, and (ii) any other Hedging Liabilities as agreed between the Company and the relevant Hedge Counterparties from time to time.

7.                                PARI PASSU LENDERS AND PARI PASSU DEBT

7.1                         Payment of Pari Passu Debt

The Debtors may make Payments of the Pari Passu Debt to the Pari Passu Lenders (or any trustee or paying agent thereof) at any time in accordance with the Pari Passu Documents.

8.                                INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

8.1                         Restriction on Payment:  Intra-Group Liabilities

Prior to the Senior Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a)                                     that Payment is permitted under Clause 8.2 (Permitted Payments:  Intra-Group Liabilities); or

(b)                                     the taking or receipt of that Payment is permitted under paragraph (c) of Clause 8.7 (Permitted Enforcement:  Intra-Group Lenders).

8.2                         Permitted Payments:  Intra-Group Liabilities

(a)                                     Subject to paragraph (c) below and provided that no Event of Default has occurred which is continuing, the Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time when due.

(b)                                     Subject to paragraph (c) below, the Debtors may make Permitted Intra-Group Payments only in respect of the Intra-Group Liabilities from time to time when due.

(c)                                      Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) or (b) above if, at the time of the Payment, an Acceleration Event or an Insolvency Event has occurred under any of the Debt Documents unless:

(i)                        prior to the Senior Discharge Date the Majority Senior Creditors consent to that Payment being made; or

(ii)                     that Payment is made to facilitate Payment of the Senior Liabilities.

8.3                         Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 8.1 (Restriction on Payment:  Intra-Group Liabilities) and 8.2 (Permitted Payments:  Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

8.4                         Acquisition of Intra-Group Liabilities

(a)                                     Subject to paragraph (b) below, each Debtor may, and may permit any other member of the Group to:

(i)                        enter into any Liabilities Acquisition; or

(ii)                     beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b)                                     Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)                        that action would result in a breach of any of the Finance Documents;

(ii)                    that action is between a Debtor and a member of the Group which is not a Debtor and at the time of that action, an Event of Default has occurred and is continuing under any of the Debt Documents; or

(iii)                  that action is between a Debtor and another Debtor and at the time of that action, an Acceleration Event or Insolvency Event has occurred under any of the Debt Documents.

(c)                                      The restrictions in paragraph (b) above shall not apply if:

(i)                        prior to the Senior Discharge Date the Majority Senior Creditors consent to that action; or

(ii)                     that action is taken to facilitate Payment of the Senior Liabilities.

8.5                         Security:  Intra-Group Lenders

Prior to the Senior Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities if that Security, guarantee, indemnity or other assurance against loss is not permitted under the terms of the Finance Documents.

8.6                         Restriction on enforcement:  Intra-Group Lenders

Subject to Clause 8.7 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Senior Discharge Date except with the prior consent of the Security Agent.

8.7                         Permitted Enforcement:  Intra-Group Lenders

Prior to the Senior Discharge Date and after the occurrence of an Insolvency Event, each Intra-Group Lender may only (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 9.4 (Filing of claims)), exercise any right it may otherwise have against that member of the Group to:

(a)                                     accelerate any of that member of the Group’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)                                     make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Liabilities;

(c)                                      exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that member of the Group; or

(d)                                     claim and prove in the liquidation of that member of the Group for the Intra-Group Liabilities owing to it.

8.8                         Representations:  Intra-Group Lenders

On the date of this Agreement, each Intra-Group Lender which is not a Debtor represents and warrants to the Senior Creditors, the Security Agent and the Agents that:

(a)                                     it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)                                     the obligations expressed to be assumed by it in this Agreement are, subject to the Reservations, legal, valid and binding obligations enforceable in accordance with its terms; and

(c)                                      the entry into and performance by it of this Agreement does not and will not:

(i)                        conflict with any law or regulation applicable to it, its constitutional documents or to an extent which could reasonably be expected to have a Material Adverse Effect, any agreement or instrument binding upon it or any of its assets; or

(ii)                     constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets which has or is reasonably likely to have a Material Adverse Effect.

8.9                         Intra-Group Lenders’ Agent

(a)                                     Each Intra-Group Lender (other than SISA) irrevocably appoints SISA to act on its behalf as its agent in relation to this Agreement and irrevocably authorises:

(i)                        SISA on its behalf to supply all information concerning itself contemplated by this Agreement to the other Parties and to give and receive all notices, consents and instructions, to agree, accept and execute on its behalf all documents in connection with this Agreement (including amendments and variations of, and consents under, this Agreement) and to take such other action as may be necessary or desirable under, or in connection with, this Agreement; and

(ii)                     each other Party to give any notice, demand or other communication to that Intra-Group Lender pursuant to this Agreement to SISA.

(b)                                     Each Intra-Group Lender (other than SISA) confirms that:

(i)                        it will be bound by any action taken by SISA under, or in connection with, this Agreement; and

(ii)                     each other Party may rely on any action purported to be taken by SISA on behalf of that Intra-Group Lender.

(c)                                      Each of the Intra-Group Lenders hereby relieves the Intra-Group Lenders’ Agent from the restrictions of self-dealing pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or any other applicable restrictions of self-dealing pursuant to any other applicable law, in each case to the extent legally possible, to perform its duties and obligations as Intra-Group Lenders’ Agent hereunder.

9.                                EFFECT OF INSOLVENCY EVENT

9.1                         Payment of distributions

(a)                                     After the occurrence of an Insolvency Event, any Intra-Group Lender entitled to receive a distribution out of the assets of the relevant member of the Group subject to the Insolvency Event in respect of Liabilities owed to that Intra-Group Lender shall, to the extent it is able to do so, including pursuant to applicable law and regulation, direct the person responsible for the distribution of the assets of the relevant member of the Group to pay that distribution to the Security Agent until the Liabilities owing to the Secured Parties have been paid in full.

(b)                                     The Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Clause 14 (Application of Proceeds).

9.2                         Set-Off

To the extent that any member of the Group’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event any Intra-Group Lender which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 14 (Application of Proceeds).

9.3                         Non-cash distributions

If the Security Agent or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

9.4                         Filing of claims

Until the Senior Discharge Date, after the occurrence of an Insolvency Event each Intra-Group Lender irrevocably authorises the Security Agent (acting in accordance with Clause 9.6 (Security Agent instructions)), on its behalf, to:

(a)                                     take any Enforcement Action (in accordance with the terms of this Agreement) against the relevant member of the Group;

(b)                                     demand, sue, prove and give receipt for any or all of the relevant member of the Group’s Liabilities;

(c)                                      collect and receive all distributions on, or on account of, any or all of the relevant member of the Group’s Liabilities; and

(d)                                     file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the relevant member of the Group’s Liabilities.

9.5                         Creditors’ actions

Each Intra-Group Lender will:

(a)                                     do all things that the Security Agent (acting in accordance with Clause 9.6 (Security Agent Instructions)) requests in order to give effect to this Clause 9; and

(b)                                     if the Security Agent is not entitled to take any of the actions contemplated by this Clause 9 or if the Security Agent (acting in accordance with Clause 9.6 (Security Agent Instructions)) requests that an Intra-Group Lender take that action, undertake that action itself in accordance with the instructions of the Security Agent (acting in accordance with Clause 9.6 (Security Agent Instructions)) or grant a power of attorney to the Security Agent (on such terms as the Security Agent (acting in accordance with Clause 9.6 (Security Agent Instructions)) may reasonably require) to enable the Security Agent to take such action.

9.6                         Security Agent instructions

For the purposes of Clause 9.4 (Filing of claims) and Clause 9.5 (Creditors’ actions) the Security Agent shall act:

(a)                                     on the instructions of the Enforcing Senior Creditors; or

(b)                                     in the absence of any such instructions, in accordance with paragraph (c) of Clause 12.3 (Enforcement Instructions).

10.                         TURNOVER OF RECEIPTS

10.1                  Turnover by the Senior Creditors

Subject to Clause 10.3 (Permitted assurance and receipts), if at any time prior to the Senior Discharge Date, any Senior Creditor receives or recovers the proceeds of any enforcement of any Transaction Security (whether before or after an Insolvency Event) except in accordance with Clause 14 (Application of Proceeds) that Senior Creditor will:

(i)                        in relation to receipts and recoveries not received or recovered by way of set-off:

(A)                   hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust or, in the case of Senior Creditors registered in the Netherlands, as custodian (bewaarnemer) for the Security Agent and separate from other assets, property or funds and promptly, upon demand, pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)                  promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)                     in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.2                  Turnover by the Intra-Group Lenders

Subject to Clause 10.3 (Permitted assurance and receipts), if at any time prior to the Senior Discharge Date, any Intra-Group Lender receives or recovers:

(a)                                     any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)                        a Permitted Payment; or

(ii)                     made in accordance with Clause 14 (Application of Proceeds);

(b)                                     other than where Clause 9.2 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)                                      notwithstanding paragraphs (a) and (b) above, and other than where Clause 9.2 (Set-Off) applies, any amount:

(i)                        on account of, or in relation to, any of the Liabilities:

(A)                   after the occurrence of a Distress Event; or

(B)                  as a result of any other litigation or proceedings against a Debtor  or a member of the Group where the Intra-Group Lender has provided Transaction Security in respect of Intra-Group Liabilities owed by that member of the Group (other than after the occurrence of an Insolvency Event in respect of that Debtor or that member of the Group); or

(ii)                     by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event; or

(d)                                     other than where Clause 9.2 (Set-Off) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Debtor which is not in accordance with Clause 14 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Debtor, that Intra-Group Lender will:

(i)                        in relation to receipts and recoveries not received or recovered by way of set-off:

(A)                   hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust or, in the case of Intra-Group Lenders registered in the Netherlands, as custodian (bewaarnemer) for the Security Agent and separate from other assets, property or funds and promptly, upon demand, pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)                  promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)                     in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.3                  Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Senior Creditor to:

(a)                                     arrange with any person which is not a member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub-participation); or

(b)                                     make any assignment or transfer permitted by Clause 18 (Changes to the Parties),

which is permitted by the relevant Finance Document and that Senior Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

10.4                  Sums received by Debtors

If any of the Debtors receives or recovers any sum which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor will:

(a)                                     hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust or, in case of Debtors registered in the Netherlands, as custodian (bewaarnemer) for the Security Agent and separate from other assets, property or funds and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)                                     promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

10.5                  Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 10 (Turnover of Receipts) should fail or be unenforceable, the affected Creditor or Debtor will promptly pay an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

10.6                  Non-creation of charge

Nothing in this Clause 10 or any other provision of this Agreement is intended to or shall create a charge or other security.

11.                         REDISTRIBUTION

11.1                  Recovering Creditor’s rights

(a)                                     Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Agent under Clause 9 (Effect of Insolvency Event) or Clause 10 (Turnover of Receipts) shall be treated as having been paid by the relevant Debtor and distributed to the Security Agent, the Agents and the Senior Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

(b)                                     On a distribution by the Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Agent (the “Shared Amount”) will be treated as not having been paid by that Debtor and to the extent permitted by law, the liability of the relevant Debtor to the relevant Creditor shall be increased (or shall be treated as not having been reduced) by an amount equal to the Shared Amount made by such Creditor to the Security Agent pursuant to paragraph (a) above and the relevant Debtor shall indemnify the relevant Creditor against any loss it may suffer as a result of paying such Shared Amount.

11.2                  Reversal of redistribution

(a)                                     If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor and is repaid by that Recovering Creditor to that Debtor, then:

(i)                        each Sharing Creditor shall, upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount received by it (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)                     as between the relevant Debtor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor.

(b)                                     The Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

11.3                  Deferral of Subrogation

No Creditor or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor, owing to each Creditor) have been irrevocably paid in full.

11.4                  Exceptions

(a)                                     This Clause 11 (Redistribution) shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Debtor and in such case, the Recovering Creditor shall be entitled to rely on Clause 15 (Equalisation).

(b)                                     A Recovering Creditor is not obliged to share with any Secured Party any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                        it notified that Secured Party of the legal or arbitration proceedings; and

(ii)                     that Secured Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

12.                         ENFORCEMENT OF TRANSACTION SECURITY

12.1                  Enforcement

The Secured Parties shall not give instructions to the Security Agent to enforce the Transaction Security other than in accordance with this Agreement.

12.2                  Instructions to enforce - consultation

(a)                                     Until the Senior Discharge Date and subject to paragraph (b) below, after the relevant Agent of the Enforcing Senior Creditors (the “Enforcing Senior Creditors’ Agent”) has delivered an Acceleration Notice to the other relevant Agents and the Security Agent but before giving any Enforcement Notice, the Enforcing Senior Creditors’ Agent and the other relevant Agents shall consult with one another and with the Security Agent in good faith, with a view to co-ordinating those instructions, for a period of up to 10 Business Days commencing from the date which is two days after the date of the Acceleration Notice (or such shorter period as the Agents may agree) (the “Consultation Period”).

(b)                                     The Enforcing Senior Creditors’ Agent shall not be obliged to consult in accordance with paragraph (a) above if:

(i)                        the Transaction Security has become enforceable as a result of an Insolvency Event; and

(ii)                     the Enforcing Senior Creditors’ Agent or the Security Agent determines in good faith (and notifies the other Agents and the Security Agent) that to enter into such consultations and thereby delay the commencement of enforcement of the Transaction Security could reasonably be expected to have a material adverse effect on:

(A)                   their ability to enforce any of the Transaction Security; or

(B)                  the realisation proceeds of any enforcement of the Transaction Security.

12.3                  Enforcement Instructions

(a)                                     The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Enforcing Senior Creditors.

(b)                                     Subject to Clause 12.2 (Instructions to enforce - consultation) and the Transaction Security having become enforceable in accordance with its terms, the Enforcing Senior Creditors may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)                                      If, following the end of the Consultation Period, the Security Agent has not received an Enforcement Notice or if the Enforcing Senior Creditors have instructed the Security Agent to refrain from enforcing the Transaction Security, then:

(i)                        if the Security Agent has received instructions from another Agent not being the Enforcing Senior Creditors’ Agent (which, following an Acceleration Event, is acting on behalf of a class of Senior Creditors set out in paragraphs (a) – (d) of the definition of Enforcing Senior Creditors) to enforce the Transaction Security (the “Alternative Instructions”) the Security Agent shall enforce the Transaction Security in accordance with those Alternative Instructions and in accordance with the Security Enforcement Principles; and

(ii)                     if the Security Agent has not received any Alternative Instructions, the Security Agent may (but shall not be obliged to) follow such instructions as it (in its absolute discretion) determines are in the best interests of achieving the Security Enforcement Objective or, if it determines (in its absolute discretion) that it has received no instructions which are in the best interests of achieving the Security Enforcement Objective, the Security Agent may (but shall not be obliged to) act as it sees fit, in accordance with the Security Enforcement Principles.

(d)                                     In making a determination under sub-paragraph (c)(ii) above, the Security Agent may retain the services of a reputable and independent investment bank (the “Investment Bank”).  The Investment Bank shall be instructed to advise on the optimal method of enforcing the Transaction Security so as to achieve the Security Enforcement Objective.  Each Debtor must indemnify the Security Agent on demand against the reasonable fees and expenses of any Investment Bank.

(e)                                     The Security Agent shall incur no liability to any Secured Party in exercising in good faith any discretion referred to in this Subclause or if it acts on the advice of the Investment Bank.

(f)                                         The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 12.3 (Enforcement Instructions).

(g)                                     Any instructions given in accordance with this Clause 12.3 will be binding on all of the Secured Parties.

12.4                  Manner of enforcement

If the Transaction Security is being enforced pursuant to Clause 12.3 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Debtor to be appointed by the Security Agent) as the Enforcing Senior Creditors shall instruct in the Enforcement Notice or, in the absence of any such instructions, in accordance with paragraph (c) of Clause 12.3 (Enforcement Instructions) and the Security Enforcement Principles, and in any case always pursuant to the Security Enforcement Objective.

12.5                  Co-operation

(a)                                     If the Security Agent (or any other person entitled under this Agreement to enforce the Transaction Security) is, in the opinion of the Enforcing Senior Creditors’ Agent, taking reasonable efforts to implement an enforcement sale or other disposal of an asset subject to the Security created by the Security Documents as expeditiously as reasonably practicable and such enforcement sale or disposal is being implemented diligently, the Creditors shall act in accordance with the instructions of the Security Agent with respect to the enforcement of Security in respect of the relevant assets.  Where those assets are shares in any member of the Group (the “relevant member”) owned by a Debtor, the Creditors shall act in accordance with the instructions of the Security Agent (or, as applicable, that other person) with respect to the enforcement of Security in respect of the relevant member and its Subsidiaries and their respective assets.

(b)                                     No Creditor shall be responsible to any other Creditor or Debtor for any enforcement or failure to enforce or to maximise the proceeds of any enforcement of the Security Documents except (in the case only of liability of the Enforcing Senior Creditors or the Creditors giving the Alternative Instructions to the Senior Creditors) for gross negligence or a wilful failure to comply with the Security Enforcement Principles and the Security Enforcement Objective.  The Security Agent (unless directed otherwise) and any other person entitled to enforce the Security Documents (or direct the Security Agent to do so) may cease any such enforcement at any time.

12.6                  Exercise of voting rights

(a)                                     Each Creditor other than the Bond Trustee agrees with the Security Agent that it will, or will procure that its Agent on its behalf will, cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Security Agent but only where such vote relates to the enforcement of Transaction Security in accordance with the Security Enforcement Principles.

(b)                                     The Security Agent shall give instructions for the purposes of paragraph (a) of this Clause 12.6 (Exercise of voting rights) as directed by the Enforcing Senior Creditors.

12.7                  Waiver of rights

To the extent permitted under applicable law and subject to Clause 12.3 (Enforcement Instructions), Clause 12.4 (Manner of enforcement), Clause 14 (Application of Proceeds) and paragraph (c) of Clause 13.2 (Distressed Disposals), each of the Secured Parties and the Debtors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

12.8                  Austrian Mortgages

(a)                                     The Parties acknowledge that, as conditions to the Signing Date:

(i)                        Sappi Gratkorn GmbH has delivered a mortgage deed (Hypothekarurkunde) in relation to the Austrian Land Mortgage, duly executed by Sappi Gratkorn GmbH as mortgagor but not countersigned by the Security Agent (the “Mortgage Offer”); and

(ii)                     Sappi MagnoStar GmbH has delivered a mortgage deed (Pfandbestellungsurkunde) in relation to the Austrian Buildings on Third Party Land Mortgage, duly executed by Sappi Gratkorn GmbH as pledgor and the Security Agent as pledgee (the “Mortgage Deed”), to the Security Agent.

(b)                                     Subject to paragraph (c) below (and without prejudice to the provisions of Clause 16.14 (No responsibility to perfect Transaction Security), on the occurrence of an Austrian Mortgages Perfection Trigger, the Security Agent shall take any such action it deems fit and appropriate for the purpose of creating and perfecting the Austrian Mortgages, including, without limitation, to countersign the Mortgage Offer and to subsequently file for registration of the Austrian Land Mortgage with the competent land register and/or to deposit the Mortgage Deed concerning the Austrian Buildings on Third Party Land Mortgage with the collection of documents of the competent land register (“Perfection Action”) and, notwithstanding any other provisions of the Debt Documents, SPH herewith irrevocably agrees to indemnify and hold harmless the Security Agent against any losses, liabilities, fees, costs and expenses (including, without limitation, stamp duties) incurred by the Security Agent in connection with the creation and perfection or attempted creation and/or perfection of the Austrian Mortgages (“Perfection Costs”).

(c)                                      Following an Austrian Mortgages Perfection Trigger, SPH shall within 5 Business Days of (i) notice from the Security Agent that it intends to take Perfection Action, or (ii) any notice following commencement of any Perfection Action, pay an amount equal to the Security Agent’s reasonably estimated

Perfection Costs to an interest-bearing account in the name of SPH (the “Account”) and shall satisfy the following conditions:

(i)                        the Account shall be held with the Security Agent;

(ii)                     until no amount of Perfection Costs is or may be outstanding, withdrawals from the Account may only be made to pay amounts due and payable to the Security Agent, or as directed by the Security Agent, in respect of the Perfection Costs; and

(iii)                  SPH shall execute a security document over that account, in form and substance satisfactory to the Security Agent, creating a first ranking security interest over the Account,

provided that the Security Agent shall release any such amount (or part of such amount) to SPH as soon as reasonably practicable after the Security Agent is satisfied (acting reasonably) that such amount will not be required to cover such estimated Perfection Costs or any actual or contingent Perfection Costs.

13.                         PROCEEDS OF DISPOSALS

13.1                  Non-Distressed Disposals

(a)                                     In this Clause 13.1 “Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in paragraph (b) below).

(b)                                     If, in respect of a disposal of:

an asset by a Debtor which is subject to the Transaction Security to a person or persons outside the Group which:

(A)                   is permitted under the RCF Finance Documents and/or consent of the Super-Majority Lenders (as defined in the RCF Facility Agreement) has been obtained to release the relevant Transaction Security in connection with such disposal;

(B)                  is permitted under the OeKB Facilities and/or consent of the Super-Majority Lenders (as defined in the New OeKB Facility) has been obtained to release the relevant Transaction Security in connection with such disposal;

(C)                 is permitted under the Bonds Indenture;

(D)                 is permitted under the relevant Pari Passu Document; and

(E)                  that disposal is not a Distressed Disposal,

(a “Non-Distressed Disposal”),

the Security Agent is irrevocably authorised (at the cost of the relevant Debtor and without any consent, sanction, authority or further confirmation from any Creditor or Debtor) but subject to paragraph (c) below:

(i)                        to release the Transaction Security or any other claim (relating to a Debt Document) over that asset;

(ii)                     where that asset consists of shares in the capital of a Debtor, to release the Transaction Security or any other claim (relating to a Debt Document) over that Debtor’s assets;

(iii)                  to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (i) and (ii) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable.

(c)                                      If that Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in paragraph (b) above shall have no effect and the Transaction Security or claim subject to that release shall continue in such force and effect as if that release had not been effected.

(d)                                     If any Disposal Proceeds are required to be applied in mandatory prepayment of any of the Senior Liabilities pursuant to the terms of the relevant Finance Documents then the Disposal Proceeds shall be applied in or towards Payment, pro rata, of such Senior Liabilities in accordance with the terms of the relevant Finance Documents and the consent of any other Party shall not be required for that application.

13.2                  Distressed Disposals

(a)                                     If a Distressed Disposal is being effected the Security Agent is irrevocably authorised (at the cost of the relevant Debtor and without any consent, sanction, authority or further confirmation from any Creditor or Debtor or the Bond Security Agent):

(i)                        release of Transaction Security/Bond Only Security/non-crystallisation certificates:  to release the Transaction Security or Bond Only Security, as the case may be, or any other claim over that asset and execute and deliver or enter into any release of that Transaction Security or Bond Only Security, as the case may be, or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii)                     release of liabilities and Transaction Security/Bond Only Security on a share sale (Debtor):  if the asset which is disposed of consists of shares in the capital of a Debtor, to release (or instruct to release):

(A)                   that Debtor and any Subsidiary of that Debtor from all or any part of:

(1)                   its Borrowing Liabilities;

(2)                   its Guarantee Liabilities; and

(3)                   its Other Liabilities;

(B)                  any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets;

(C)                 any other claim of an Intra-Group Lender, or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor; and

(D)                 where that Debtor is SPH, to instruct the Bond Security Agent to release the Bond Only Security,

on behalf of the relevant Creditors and Debtors;

(iii)                  release of liabilities and Transaction Security/Bond Only Security on a share sale (Holding Company):  if the asset which is disposed of consists of shares in the capital of any Holding Company of a Debtor, to release (or instruct to release):

(A)                   that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(1)                   its Borrowing Liabilities;

(2)                   its Guarantee Liabilities; and

(3)                   its Other Liabilities;

(B)                  any Transaction Security granted by any Subsidiary of that Holding Company over any of its assets;

(C)                 any other claim of an Intra-Group Lender or another Debtor over the assets of any Subsidiary of that Holding Company; and

(D)                 where that Holding Company or its Subsidiary is SPH, to instruct the Bond Security Agent to release the Bond Only Security,

on behalf of the relevant Creditors and Debtor;

(iv)                   disposal of liabilities on a share sale:  provided always that the disposal is in accordance with the Security Enforcement Principles, if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding

Company of a Debtor (a “Share Disposal”) and the Security Agent (acting in accordance with paragraph (d) below) decides to dispose of all or any part of:

(A)                   the Liabilities; or

(B)                  the Debtor Liabilities,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company (a “Liabilities Disposal”):

(C)                 (if the Security Agent (acting in accordance with paragraph (c) below) does not intend that any transferee of those Liabilities or Debtor Liabilities (the “Transferee”) will be treated as a Senior Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of all (and not part only) of those Liabilities owed to the Senior Creditors or Debtor Liabilities provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Senior Creditor or a Secured Party for the purposes of this Agreement;

(D)                 (if the Security Agent (acting in accordance with paragraph (c) below) does intend that any Transferee will be treated as a Senior Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of:

(1)                   all (and not part only) of the Liabilities owed to the Senior Creditors; and

(2)                   all or part of any other Liabilities and the Debtor Liabilities,

on behalf of, in each case, the relevant Creditors and Debtors; and

(E)                  in all cases, where the enforcement giving rise to a Liabilities Disposal is in respect of an enforcement by way of a Share Disposal of the shares in the capital of SPH, the Security Agent shall be required, prior to such Liabilities Disposal, to enforce the Security over the shares in the capital of  Sappi Manufacturing (Pty) Limited, South Africa;

(v)                     transfer of obligations in respect of liabilities on a share sale:  if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Security Agent (acting in accordance with paragraph (d) below) decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A)                   the Intra-Group Liabilities; or

(B)                  the Debtor Liabilities,

to execute and deliver or enter into any agreement to:

(C)                 agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(D)                 to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities are to be transferred.

(b)                                     The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Debtor Liabilities pursuant to paragraph (a)(iv) above) shall be paid to the Security Agent for application in accordance with Clause 14 (Application of Proceeds) as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Debtor Liabilities has occurred pursuant to paragraph (a)(iv)(D) above), as if that disposal of Liabilities or Debtor Liabilities had not occurred.

(c)                                      In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (a)(iv)(D) above) effected by or at the request of the Security Agent (acting in accordance with paragraph (d) below), the Security Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall have no obligation to postpone any such Distressed Disposal or disposal of Liabilities in order to achieve a higher price).

(d)                                     For the purposes of paragraphs (a)(ii), (a)(iii), (a)(iv), (a)(v) and (c) above, the Security Agent shall act:

(i)                        if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 12.4 (Manner of enforcement); and

(ii)                     in any other case on the instructions of the Majority Senior Creditors.

13.3                  Creditors’ and Debtors’ actions

Each Creditor other than the Bond Trustee and, until the Senior Discharge Date, each Debtor will:

(a)                                     do all things (or direct its Agent to do all things) that the Security Agent requests in order to give effect to this Clause 13 (Proceeds of Disposals) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by this Clause 13 (Proceeds of Disposals)); and

(b)                                     if the Security Agent is not entitled to take any of the actions contemplated by this Clause 14 (Proceeds of Disposals) or if the Security Agent requests that any Creditor (or Agent if so directed by its Creditors) or Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those disposals are applied in accordance with Clause 13.1 (Non-Distressed Disposals) or Clause 13.2 (Distressed Disposals) as the case may be.

13.4                  Flip-Up of Liabilities on a Distressed Disposal

In the event of any release of the Issuer or a Debtor from its Borrowing Liabilities, Guarantee Liabilities or Other Liabilities in accordance with Clause 13.2 (Distressed Disposals), the Flip-Up Entity (as defined below) agrees to (i) to the extent it is not already a Debtor, accede as an additional Debtor under this Agreement and as an obligor under the relevant Finance Documents, and (ii) assume all such Borrowing Liabilities, Guarantee Liabilities and Other Liabilities immediately upon such release taking effect and agrees to indemnify the Secured Parties on demand for any losses suffered by the same as a result of the operation of this Clause 13.4. “Flip-Up Entity” shall mean (i) in the circumstances where the shares in the capital of SPH are being disposed of, Sappi Holding GmbH, and (ii) in the circumstances where the shares in the capital of a Subsidiary of SPH are being disposed of, SPH.

14.                        APPLICATION OF PROCEEDS

14.1                  Order of application

Subject to Clause 14.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 14, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 14 (Application of Proceeds)), in the following order of priority:

(a)                                     in discharging any sums owing to the Security Agent, any Receiver or any Delegate and the Bond Trustee;

(b)                                     in payment of all costs and expenses incurred by the Agents (other than the Bond Trustee) or Senior Creditors in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 9.5 (Creditors’ actions);

(c)                                      in payment to:

(i)                        the RCF Agent on its own behalf and on behalf of the RCF Finance Parties;

(ii)                     the Hedge Counterparties;

(iii)                  the OeKB Agent on its own behalf and on behalf of the OeKB Lenders;

(iv)                   the Bond Trustee on behalf of the Bondholders; and

(v)                      each Pari Passu Agent on its own behalf and on behalf of the relevant Pari Passu Lenders,

for application towards the discharge of:

(A)                   the Agent Liabilities in respect of the RCF Agent and the RCF Finance Parties’ Liabilities (in accordance with the terms of the RCF Finance Documents);

(B)                  the Hedging Liabilities (on a pro rata basis between the Hedging Liabilities of each Hedge Counterparty);

(C)                 the Agent Liabilities in respect of the OeKB Agent and the OeKB Liabilities (in accordance with the terms of the OeKB Facilities);

(D)                 the Bond Liabilities (in accordance with the Bond Indenture);

(E)                  the Pari Passu Debt (in accordance with the terms of the relevant Pari Passu Document);

on a pro rata basis between paragraph (A) above, paragraph (B) above, paragraph (C) above, paragraph (D) above, paragraph (E) above and paragraph (F) above;

(d)                                     if none of the Debtors is under any further actual or contingent liability under any RCF Finance Document, OeKB Finance Document, Bonds Finance Document, Hedging Agreement or Pari Passu Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Debtor; and

(e)                                     the balance, if any, in payment to the relevant Debtor.

14.2                  Prospective liabilities

Following a Distress Event, the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with one of the RCF Finance Parties (or itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 14.1 (Order of Application) in respect of:

(a)                                     any sum to the Security Agent, any Receiver or any Delegate; and

(b)                                     any part of the Liabilities or the Agent Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

14.3                  Investment of proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 14.1 (Order of Application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent’s discretion in accordance with the provisions of this Clause 14.

14.4                  Currency Conversion

(a)                                     For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security Agent’s Spot Rate of Exchange.

(b)                                     The obligations of any Debtor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

14.5                  Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

14.6                  Good Discharge

Any payment to be made in respect of the Secured Obligations by the Security Agent:

(a)                                     may be made to the RCF Agent on behalf of the RCF Finance Parties;

(b)                                     may be made to the OeKB Agent on behalf of the OeKB Lenders;

(c)                                      may be made to the Bond Trustee on behalf of the Bondholders;

(d)                                     shall be made directly to the Hedge Counterparties; and

(e)                                     may be made to the relevant Pari Passu Agent on behalf of its Creditors,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

14.7                  Calculation of Amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security Agent shall be entitled to:

(a)                                     notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)                                     assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

15.                         EQUALISATION

15.1                  Equalisation Definitions

For the purposes of this Clause 15:

“Enforcement Date” means the first date (if any) on which a Senior Creditor takes enforcement action of the type described in paragraphs (a)(i), (a)(iii), (a)(iv) or (b) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.

15.2                  Implementation of equalisation

The provisions of this Clause 15 (Equalisation) shall be applied at such time or times after the Enforcement Date as the Security Agent shall consider appropriate.  Without prejudice to the generality of the preceding sentence, if the provisions of this Clause 15 have been applied before all the Liabilities have matured and/or been finally quantified, the Security Agent may elect to re-apply those provisions on the basis of revised exposures and the Senior Creditors shall make appropriate adjustment payments amongst themselves.

15.3                  Equalisation

If, for any reason, any Senior Liabilities remain unpaid after the Enforcement Date and after the application of Recoveries, as defined in, and in accordance with Clause 14.1 (Order of application) and the resulting losses are not borne by the Senior Creditors in the proportions which their respective exposures at the Enforcement Date bore to the aggregate exposures of all the Senior Creditors at the Enforcement Date, the Senior Creditors will make such payments, from such Recoveries (as defined in Clause 14.1 (Order of application)) actually applied, amongst themselves as the Security Agent shall require to put the Senior Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

15.4                  Turnover of enforcement proceeds

If:

(a)                                     the Security Agent, the OeKB Agent, the Bond Trustee or the RCF Agent is not entitled, for reasons of applicable law, to pay amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security to the Senior Creditors but is entitled to distribute those amounts to Creditors (such Creditors, the “Receiving Creditors”) who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Creditors; and

(b)                                     the Senior Discharge Date has not yet occurred (nor would occur after taking into account such payments),

then the Receiving Creditors shall make such payments to the Senior Creditors as the Security Agent shall require to place the Senior Creditors in the position they would have been in had such amounts been available for application against the Senior Liabilities.

15.5                  Notification of Exposure

Before each occasion on which it intends to implement the provisions of this Clause 15 (Equilisation), the Security Agent shall send notice to each Hedge Counterparty, the OeKB Agent (on behalf of the OeKB Lenders), the Bond Trustee (on behalf of the Bondholders) and the RCF Agent (on behalf of the RCF Finance Parties) requesting that it notify it of, respectively, its exposure and that of each Senior Creditor (if any).

15.6                  Default in payment

If a Creditor fails to make a payment due from it under this Clause 15 (Equilisation), the Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Creditor(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Senior Creditor(s) in respect of costs) but shall have no liability or obligation towards such Senior Creditor(s), any other Senior Creditor or Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

16.                         THE SECURITY AGENT

16.1                  Trust

(a)                                     Each other Secured Party hereby appoints the Security Agent as security trustee under and in connection with this Agreement and the Security Documents in relation to any security interest which is expressed to be governed by any law other than German, Belgian, Dutch and Austrian law, or any other law from time to time designated by the Security Agent and a Debtor.

(b)                                     Except as provided in paragraph (a) above and, without limiting or affecting Clause 16.2 (Parallel Debt (Covenant to pay the Security Agent), each other Secured Party appoints the Security Agent to act as security agent under and in connection with the relevant Security Documents and this Agreement.

(c)                                      Each other Secured Party agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).  The duties of the Security Agent under the Debt Documents are solely mechanical and administrative in nature.

16.2                  Parallel Debt (Covenant to pay the Security Agent)

(a)                                     Each of the Debtors and each Secured Party (other than the Security Agent) hereby irrevocably and unconditionally agrees and undertakes with the Security Agent (and, where applicable, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)) that each of the Debtors shall pay to the Security Agent sums equal to, and in the currency of, any sums owing by it to a Secured Party (other than the Security Agent) under any Finance Documents (the “Principal Obligations”) as and when the same fall due for payment under the relevant Finance Document (together with the obligations described in paragraph (e) below, the “Parallel Debt Obligations”) provided that prior to the 2012/2032 Final Notes Redemption, the Parallel Debt Obligations in respect of Security over Principal Property shall be subject to the limitations in Clause 18 (Limitation on Principal Property over Security).

(b)                                     Each of the Debtors and each Secured Party (other than the Security Agent) acknowledges that the right of the Security Agent to demand payment of the Parallel Debt Obligations shall be independent and several from the rights of the other Secured Parties to demand payment of the Principal Obligations provided that the payment by a Debtor of its Parallel Debt Obligations to the Security Agent in accordance with this Clause 16.2 shall also discharge (in the amount of the relevant payment) the corresponding Principal Obligations and vice versa the payment by a Debtor of its Principal Obligations in accordance with the provisions of the Finance Documents shall also discharge (in the amount of the relevant payment) the corresponding Parallel Debt Obligations but further provided that no Principal Obligation shall be discharged by a discharge of the Parallel Debt Obligations if such discharge of the Parallel Debt Obligations is effected by virtue of any set-off, counterclaim or similar defence invoked by a Debtor vis-à-vis the Security Agent.

(c)                                      Despite the foregoing, any payment under the Finance Documents shall be made to the Security Agent unless expressly stated otherwise in any Finance Document or unless the Security Agent directs such payment to be made to the Security Agent.

(d)                                     Without limiting or affecting the Security Agent’s rights against any Debtor (whether under this Clause 16.2 or under any other provision of the Finance Documents), the Security Agent agrees with each other Secured Party (on a several and divided basis) that it will not exercise its rights under the Parallel Debt Obligations in respect of the Principal Obligations owing to a Secured Party except with the consent of the relevant Secured Party.  However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under any Transaction Security Document or to enforce any Transaction Security as contemplated by this Agreement, the relevant Transaction Security Document or any other Finance Document (or to do any act reasonably incidental to the foregoing).

(e)                                     The Security Agent, the Debtors and each of the other Secured Parties agree that the Security Agent shall be the joint and several creditor (Gesamtgläubiger) (together with the relevant other Secured Party) of each and every obligation of the Debtors towards that other Secured Party under the Finance Documents, and that accordingly the Security Agent will have its own and independent right to demand performance by the Debtors of those obligations (Gesamtgläubigerschaft) in full.

16.3                  German security

(a)                                     Each of the Secured Parties (other than the Security Agent) hereby appoints the Security Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the German Security Documents for and on behalf of the other Secured Parties. The Security Agent shall hold and administer any German Security Documents as trustee (treuhänderisch) for the benefit of the Secured Parties.

(b)                                     Each Secured Party hereby authorises the Security Agent (whether or not by or through employees or agents)

(i)                        to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto;

(ii)                     to take such action on its behalf as may from time to time be authorised under or in connection with the German Security Documents.

(c)                                      Each of the Secured Parties hereby relieves the Security Agent from the restrictions of self-dealing pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or any other applicable restrictions of self-dealing pursuant to any other applicable law, in each case to the extent legally possible, to perform its duties and obligations as Security Agent hereunder. The Security Agent shall have the authority to sub-delegate the power granted hereunder in accordance with this Agreement and to grant an exemption from the restrictions imposed by such code provision to any sub-delegate.

16.4                  Swiss Security

In relation to the Security Documents governed by the laws of Switzerland (the “Swiss Security Documents”):

(a)                                     the Security Agent holds

(i)                        any Security constituted by such Swiss Security Document (but only in relation to an assignment or any other non-accessory (nicht akzessorische) Security),

(ii)                     the benefit of this paragraph, and

(iii)                  any proceeds of such Security,

as fiduciary (treuhänderisch) in its own name but for the account of all the Secured Parties which have the benefit of such Security in accordance with this Agreement and, if relevant, the respective Swiss Security Document;

(b)                                     each present and future Secured Party hereby authorises the Security Agent:

(i)                        acting for itself and for the account of such Secured Party to accept as its representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) Security made or expressed to be made to such Secured Party in relation to the Finance Documents, to hold and, if necessary, enforce any such Security on behalf of each Secured Party which has the benefit of such Security;

(ii)                     to agree as its representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) Security;

(iii)                  to effect as its representative (direkter Stellvertreter) any release of a Security created under a Swiss law Security Document in accordance with this Agreement below; and

(iv)                   to exercise as its representative (direkter Stellvertreter) such other rights granted to the Security Agent hereunder;

(c)                                      each present and future Secured Party hereby authorises the Security Agent, when acting in its capacity as creditor of the Parallel Debt Obligations pursuant to Clause 16.2 (Parallel Debt (Covenant to pay the Security Agent)), to hold:

(i)                        any Swiss law pledge or any other Swiss law accessory (akzessorische) Security;

(ii)                     any proceeds of such Security; and

(iii)                  the benefit of this paragraph and of the Parallel Debt Obligations,

as creditor in its own right but for the benefit of such Secured Parties in accordance with this Agreement.

16.5                  No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

16.6                  Instructions to Security Agent and exercise of discretion

(a)                                     Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the Enforcing Senior Creditors and/or the Majority Senior Creditors (as the case may be) or, if so instructed by the Enforcing Senior Creditors and/or the Majority Senior Creditors (as the case may be), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instructions received by it from the Agents, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)                                     The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Enforcing Senior Creditors and/or the Majority Senior Creditors (as the case may be) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)                                      Save as provided in Clause 12 (Enforcement of Transaction Security), any instructions given to the Security Agent by the Majority Senior Creditors shall override any conflicting instructions given by any other Parties.

(d)                                     Paragraph (a) above shall not apply:

(i)                        where a contrary indication appears in this Agreement;

(ii)                     where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)                  in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 16.8 (Security Agent’s discretions) to Clause 16.24 (Disapplication);

(iv)                   in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)                   Clause 13.1 (Non-Distressed Disposals);

(B)                  Clause 14.1 (Order of application);

(C)                 Clause 14.2 (Prospective liabilities); and

(D)                 Clause 14.5 (Permitted Deductions).

(e)                                     If giving effect to instructions given by the Majority Senior Creditors would (in the Security Agent’s opinion) have an effect equivalent to any amendment or waiver which is subject to Clause 27 (Consents, Amendments and Override) (an “Intercreditor Amendment”), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f)                                         In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)                        it has not received any instructions from the Enforcing Senior Creditors or the Majority Senior Creditors (as to the case may be) as to the exercise of that discretion; or

(ii)                     the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

16.7                  Security Agent’s Actions

Without prejudice to the provisions of Clause 12 (Enforcement of Transaction Security) and Clause 16.6 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.  The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

16.8                  Security Agent’s discretions

The Security Agent may:

(a)                                     assume (unless it has received actual notice to the contrary from a Hedge Counterparty, the Bond Trustee, the OeKB Agent or the RCF Agent) that (i) no Default has occurred and no Debtor is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b)                                     if it receives any instructions or directions under Clause 12 (Enforcement of Transaction Security) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c)                                      engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)                                     rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or a Debtor, upon a certificate signed by or on behalf of that person;

(e)                                     refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting;

(f)                                         disclose to any other Party any information it reasonably believes it has received as Security Agent; and

(g)                                     hold title deeds and other documents, including, without limitation, the Mortgagee Offer and the Mortgage Deed, relating to the Security Property in such manner as it sees fit (except in the case of the Mortgage Offer and the Mortgage Deed, including allowing any Debtor to retain them).

16.9                  Security Agent’s obligations

The Security Agent shall promptly:

(a)                                     copy to (i) the RCF Agent, the OeKB Agent, the Bond Trustee (ii) each Hedge Counterparty and (iii) each Pari Passu Agent the contents of any notice or document received by it from any Debtor under any Debt Document;

(b)                                     forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)                                      inform (i) the RCF Agent, the OeKB Agent, the Bond Trustee (ii) each Hedge Counterparty and (iii) each Pari Passu Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Debt Document of which the Security Agent has received notice from any other party to this Agreement; and

(d)                                     to the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the relevant Security Agent’s Spot Rate of Exchange.

16.10           Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent shall not:

(a)                                     be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Debtor of its obligations under any of the Debt Documents;

(b)                                     be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)                                      be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)                                     have any duty to ensure:

(i)                        that any payment or other financial benefit in respect of any of the Security Property or any Liabilities are duly and punctually paid, received or collected; or

(ii)                     the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Security Property or any Liabilities; or

(e)                                     have or be deemed to have any relationship of trust or agency with, any Debtor.

16.11           Exclusion of liability

None of the Security Agent, any Receiver or any Delegate shall accept responsibility or be liable for:

(a)                                     the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)                                      any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from the Majority Senior Creditors, Enforcing Senior Creditors, the Bond Trustee, the OeKB Agent, the RCF Agent, the Hedge Counterparties, any Pari Passu Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)                                     the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(e)                                     any shortfall which arises on the enforcement or realisation of the Security Property.

16.12           No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 16.12 (No proceedings), subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

16.13           Own responsibility

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)                                     the financial condition, status and nature of each member of the Group;

(b)                                     the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)                                      whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)                                     the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)                                     the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

16.14           No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                                     require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)                                     obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)                                      register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d)                                     take, or to require any of the Debtors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)                                     require any further assurances in relation to any of the Security Documents.

16.15           Insurance by Security Agent

(a)                                     The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents.  The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)                                     Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen days after receipt of that request.

16.16           Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

16.17           Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors may have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

16.18           Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

16.19           Business with the Debtors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors.

16.20           Winding up of trust

If the Security Agent, with the written approval of the Bond Trustee, the OeKB Agent, the RCF Agent, each Hedge Counterparty and each Pari Passu Agent, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:

(a)                                     the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b)                                     any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

16.21           Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

16.22           Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

16.23           Trustee division separate

(a)                                     In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its Syndicated Loans Agency department which shall be treated as a separate entity from any of its other divisions or departments.

(b)                                     If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

16.24           Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement save to the extent required by law.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

16.25           Intra-Group Lenders and Debtors:  Power of Attorney

(a)                                     Each Intra-Group Lender and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do (until the Senior Discharge Date) anything which that Intra-Group Lender or Debtor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do within 10 Business Days of receiving notice requiring it to do so (and the Security Agent may delegate that power on such terms as it sees fit).  Each Intra-Group Lender and Debtor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted in this Clause 16.25.

(b)                                     Each of the Intra-Group Lenders and Debtors hereby relieves the Security Agent from the restrictions of self-dealing pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or any other applicable restrictions of self-dealing pursuant to any other applicable law, in each case to the extent legally possible, to perform its duties and obligations as Security Agent hereunder. The Security Agent shall have the authority to sub-delegate the power granted hereunder in accordance with this Agreement and to grant an exemption from the restrictions imposed by such code provision to any sub-delegate.

16.26           Security Enforcement Principles

The Security Enforcement Principles shall bind each Party.

16.27           No fiduciary duties

Nothing in this Agreement constitutes the Security Agent (except as expressly provided in this Agreement) as a trustee or fiduciary of any other person.

17.                         CHANGE OF SECURITY AGENT AND DELEGATION

17.1                  Resignation of the Security Agent

(a)                                     The Security Agent may resign and appoint one of its affiliates (acting through an office in the United Kingdom) as successor by giving notice to the Company and the Senior Creditors.

(b)                                     Alternatively the Security Agent may resign by giving 30 days’ notice to the other Parties in which case the Majority Senior Creditors may appoint a successor Security Agent.

(c)                                      If the Majority Senior Creditors have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Company, the Agents and the Hedge Counterparties) may appoint a successor Security Agent (acting through an office in the United Kingdom).

(d)                                     The retiring Security Agent (the “Retiring Security Agent”) shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents.

(e)                                     The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property (including, without limitation, all rights in respect of the Parallel Debt Obligations) to that successor. Each Creditor and Debtor will do all things that the Security Agent requests in order to give effect to such transfer of Security Property (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the transfer).

(f)                                         Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 16.20 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clauses 16 (The Security Agent), 23.1 (Debtors’ indemnity) and 23.3 (Senior Creditors’ indemnity).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)                                     After consultation with the Company, the Majority Senior Creditors may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above (or, at any time the Security Agent is an Impaired Security Agent, by giving any shorter notice determined by the Majority Senior Creditors). In this event, the Security Agent shall resign in accordance with paragraph (b) above (or in accordance with such shorter notice as determined by the Majority Senior Creditors) but the cost referred to in paragraph (d) above shall be for the account of the Company.

17.2                  Delegation

(a)                                     Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)                                     That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

17.3                  Additional Security Agents

(a)                                     The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and each of the Agents of that appointment.

(b)                                     Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)                                      The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

18.                         LIMITATION ON PRINCIPAL PROPERTY AS SECURITY

18.1                  Interpretation

In this Clause 18, the following defined terms shall have the meanings set out below:

“Cap Amount” means, (i) initially, €430,000,000; or (ii) the greatest amount to which the Maximum Secured Amount shall have been increased pursuant to any re-

establishment of the Maximum Secured Amount as a result of the granting of any Transaction Security over Principal Property pursuant to the Debt Documents;

“Maximum Secured Amount” means the maximum amount of Secured Obligations that may be secured by Transaction Security over Principal Property without requiring any 2012/2032 Indentures to be equally and ratably secured as provided in Section 3.11 of the 2012/2032 Indentures, taking into account any other “Lien” to secure “Debt” and “Sale and Leaseback Transactions” (as each such term is defined in the 2012/2032 Indentures) that have the effect of reducing the amount of Secured Obligations that may be so secured.

18.2                  Limitation

Notwithstanding anything to the contrary herein or in any other Debt Document, prior to the 2012/2032 Final Notes Redemption, the Secured Obligations secured by Security over Principal Property shall not exceed the lesser of (i) the Maximum Secured Amount, and (ii) the Cap Amount and shall secure the Secured Obligations in the order set out in Clause 14.1 (Order of application).

18.3                  Representation

The Company represents and warrants that, as of the date of this Agreement, the Maximum Secured Amount is not less than the Cap Amount.

18.4                  Restricted Third Party Liens and Sale and Leaseback Transactions

(a)                                     After the date hereof, and except for the granting of Transaction Security pursuant to any of the Debt Documents, the Company will not permit any member of the Group to incur any “Lien” on any Principal Property to secure “Debt” (a “Third Party Lien”), or to enter into any “Sale and Leaseback Transaction” on any Principal Property, in each case that results in a reduction of the Maximum Secured Amount below the Cap Amount as in effect (or at any time when the Maximum Secured Amount is less than the Cap Amount as in effect) at the time of such incurrence or entering into such transaction. The term “Third Party Lien” excludes Security (i) granted pursuant to any Finance Documents and (ii) the creation, incurrence or assumption of which is not prohibited by the terms of the 2012/2032 Indentures.  The terms “Lien”, “Debt” and “Sale and Leaseback Transactions” are all as defined in the 2012/2032 Indentures.

(b)                                     In respect of any Third Party Lien, the Company and SPH shall procure that as a condition of the grant of such Third Party Lien, the relevant security document creating each such Third Party Lien shall contain limitations which provide that on a re-establishment of the Maximum Secured Amount pursuant to the granting of any Transaction Security over Principal Property to an amount which is lower than the then applicable Cap Amount (“Downward Re-establishment”), the Security over Principal Property granted pursuant to such Third Party Liens will be released to the extent necessary to avoid such Downward Re-establishment or released in full in the event that the amount by which the Maximum Secured Amount is decreased by such Downward Re-establishment would otherwise exceed the amount of “Debt” (as defined in the 2012/2032 Indentures) secured by such Third Party Liens; provided that this

Clause 18.4(b) shall not apply to an amount of “Debt” (as defined in the 2012/2032 Indentures) secured by Third Party Liens up to a maximum aggregate amount of Euro 25,000,000 outstanding at any time.

18.5                  2012/2032 Notes

The provisions set forth herein are intended, in part, to ensure that the Security over Principal Property created under the Debt Documents shall not require any of the 2012/2032 Notes to be secured equally and rateably with any of the Secured Obligations, and the Debt Documents shall be construed accordingly.

19.                         CHANGES TO THE PARTIES

19.1                  Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 19.

19.2                  Change of Senior Creditor

A Senior Creditor may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(a)                                     that assignment or transfer is in accordance with the terms of the relevant Finance Document; and

(b)                                     any assignee or transferee (other than a Bondholder) has (if not already party to this Agreement as a Senior Creditor) acceded to this Agreement as a Senior Creditor pursuant to Clause 19.6 (Creditor/Agent Accession Undertaking).

19.3                  Change of Agent

No person shall become an Agent unless at the same time, it accedes to this Agreement as an Agent pursuant to Clause 19.6 (Creditor/Agent Accession Undertaking).

19.4                  Change of Intra-Group Lender

Subject to Clause 8.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Liabilities to another member of the Group if that member of the Group has (if not already party to this Agreement as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Clause 19.6 (Creditor/Agent Accession Undertaking).

19.5                  New Intra-Group Lender

If any member of the Group (other than Sappi Limited, any Subsidiary of Sappi Limited incorporated or organised in any country in southern Africa, any Sappi Manufacturing Group Company or the Issuer) makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any Debtor which is Intra-Group Liabilities, in an amount individually equal to USD 25,000,000 or more, the Company will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as an Intra-Group Lender), accedes to this Agreement as an Intra-Group Lender pursuant to Clause 19.6

(Creditor/Agent Accession Undertaking) as soon as reasonably practicable and, if such Intra-Group Lender is also a Debtor (other than Sappi Limited, any Subsidiary of Sappi Limited incorporated or organized in any country in southern Africa, any Sappi Manufacturing Group Company or any member of the Group incorporated or organized in Switzerland), enters into Security with respect to such loans, granting of credit or other financial arrangements which are Intra-Group Liabilities individually equal to or exceeding USD 25,000,000, in favour of the Security Agent as required in accordance with any of the Finance Documents, provided that such member of the Group shall not be required to enter into such Security (and the Company shall not be required to procure such entering into Security) if to do so would contravene Clause 2.4 (Security: Debtors’ Obligations) of this Agreement.

19.6                  Creditor/Agent Accession Undertaking

With effect from the date of acceptance by the Security Agent and, in the case of an Affiliate of a Senior Creditor, the relevant Agent of a Creditor/Agent Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in that Creditor/Agent Accession Undertaking:

(a)                                     any Party ceasing entirely to be a Creditor or Agent shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)                                     as from that date, the replacement or new Creditor or Agent shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

19.7                  New Debtor

(a)                                     If any member of the Group (other than the Issuer):

(i)                        incurs any Liabilities (except Intra-Group Liabilities); or

(ii)                     gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Senior Liabilities,

and is not a Party as a Debtor, the Company will procure that the person incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor, in accordance with paragraph (b) below, no later than 3 Business Days after the incurrence of those Liabilities or the giving of that assurance.

(b)                                     With effect from the date of acceptance by the Security Agent of a Debtor Accession Deed duly executed and delivered to the Security Agent by the new Debtor or, if later, the date specified in the Debtor Accession Deed, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor.

19.8                  Additional parties

Each of the Parties appoints the Security Agent to receive on its behalf each Debtor Accession Deed and Creditor/Agent Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Finance Document.

19.9      Notification by Security Agent

The Security Agent shall notify the other Parties promptly of the receipt and execution by it on their behalf of any Debtor Accession Deed or Creditor/Agent Accession Undertaking.

20.        PARI PASSU DEBT

20.1      Pari Passu Debt

(a)            One or more members of the Group may from time to time incur Pari Passu Debt in accordance with the terms of the Bonds Indenture provided incurrence of the same is permitted or consented to pursuant to the RCF Facility Agreement and the OeKB Facilities.

(b)            Such Pari Passu Debt may, provided it is Designated Indebtedness (as defined in the Bonds Indenture) and subject to and in accordance with the terms of sections 4.12 and 4.19 of the Bonds Indenture and the terms of this Agreement, be designated as Secured Obligations under this Agreement and allowed to share in the Security created under the Shared Transaction Security.

20.2      Pari Passu Notice

(a)            The Company may at any time notify the Security Agent of the incurrence or intended incurrence of Pari Passu Debt that is proposed to be designated as Secured Obligations under this Agreement by delivery to the Security Agent of a duly completed Pari Passu Notice.

(b)            A Pari Passu Notice will not be regarded as duly completed unless:

(i)        it identifies:

(A)      the type of facility;

(B)      the amount, currency and maturity;

(C)      the proposed borrower(s) and initial lenders or underwriters,

for the Pari Passu Debt;

(ii)       it confirms that the Pari Passu Debt is to be designated as Secured Obligations for the purposes of this Agreement and the Shared Transaction Security;

(iii)      it confirms the intended ranking of such Pari Passu Debt to be pari passu in relation to the existing Senior Liabilities;

(iv)      it specifies the proposed effective date when the Pari Passu Debt will be deemed to be Secured Obligations under this Agreement and secured by the Shared Transaction Security (“Pari Passu Effective Date”);

(v)       it confirms that all conditions, under the Bonds Indenture, the RCF Facility Agreement and the OeKB Facilities to incurring such Pari Passu Debt and allowing it to share in the Security under the Shared Transaction Security have been satisfied or waived; and

(vi)      it attaches copies of any Pari Passu Documents or provides other detail or information in relation to the Pari Passu Debt available to it which the Security Agent may reasonably request;

(c)             The Security Agent shall promptly after receipt by it of a Pari Passu Notice notify the Agents.

20.3      Pari Passu Effective Date

(a)            Provided that the Company has delivered a Pari Passu Notice in satisfaction of the conditions in Clause 20.2(b) above and subject always to Clause 20.6 (Designated Pari Passu Security), where the Company has designated as Secured Obligations the Pari Passu Debt identified in that Pari Passu Notice, on and from the Pari Passu Effective Date:

(i)        such Pari Passu Debt will be secured by the Security created under the Shared Transaction Security on a first-ranking basis pari passu with all other Senior Liabilities;

(ii)       each reference in this Agreement to “Senior Liabilities”, “Finance Documents”, “Finance Parties”, “Majority Senior Creditors” and “Agents” will be deemed to include a reference to the Pari Passu Debt, Pari Passu Documents, Pari Passu Finance Parties, Pari Passu Lenders, Majority Pari Passu Lenders and Pari Passu Agent, respectively, applicable to the Pari Passu Debt designated by the Company; and

(iii)      this Agreement shall operate and be construed for all purposes as if such Pari Passu Debt was Senior Liabilities and the Pari Passu Finance Parties in respect of that Pari Passu Debt had all the same rights and obligations as other Finance Parties in accordance with the terms of this Agreement.

20.4      Accession of Pari Passu Finance Parties

(a)            Any person who becomes a creditor in respect of any Pari Passu Debt that is designated as Secured Obligations pursuant to a Pari Passu Notice shall (or its trustee shall) accede to this Agreement as a Pari Passu Finance Party and shall be treated for all purposes of this Agreement and the Shared Transaction Security as a Finance Party, and shall in such case deliver to the Security Agent a duly completed Creditor/Agent Accession Undertaking executed by it (or its trustee), otherwise such person shall not be a Pari Passu Finance Party in respect of such Pari Passu Debt and shall not benefit from the ranking and priority under this Agreement or from the Security (or proceeds of enforcement) under the Shared Transaction Security.

(b)            Each Party (other than the relevant person under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any

Creditor/Agent Accession Undertaking which has been duly completed and signed on behalf of that proposed Pari Passu Finance Party.

20.5      Registration and notice

The Parties will co-operate with each other with a view to reflecting the priority of the Security created pursuant to any Shared Transaction Security in any register or with any filing or registration authority and in giving notice to any person of any of the Security created pursuant to any Shared Transaction Security.

20.6      Designated Pari Passu Security

To the extent Pari Passu Debt cannot be secured on the pari passu basis contemplated by Clause 20.3 (Pari Passu Effective Date) without the Security created pursuant to the current Shared Transaction Security (the “Initial Transaction Security Documents”) first being released and the consent to release has not been obtained, if and as required in the Finance Documents, the Parties agree that such Pari Passu Debt will (to the extent permitted by applicable law) be secured pursuant to the execution of additional security documents (the “Additional Transaction Security Documents”) creating Security over the same assets subject to the Shared Transaction Security on a second or lesser ranking basis.  Despite anything to the contrary in this Agreement, any Pari Passu Debt which does not benefit from the Initial Transaction Security Documents will nonetheless be deemed and treated for the purposes of the Finance Documents and Clause 15 (Application of proceeds) as secured by the Initial Transaction Security Documents and the Additional Transaction Security Documents pari passu with other Liabilities which would otherwise have the same ranking as contemplated by Clause 20.3 (Pari Passu Effective Date).

21.        REFINANCING OF SENIOR LIABILITIES

21.1      Refinancing: amendments

(a)            The Issuer and/or the Debtors will be entitled, without the consent of any other party hereto, to refinance Liabilities in whole or in part arising under any of the Finance Documents to the extent that the refinancing Liabilities (the “Refinancing Liabilities”) are on terms in accordance with the relevant Finance Documents.

(b)            If a refinancing occurs as contemplated by paragraph (a), the parties hereto will, at the cost of the Company, enter into such amendments and supplements hereto and execute such other documents in such form as the Company reasonably requires to the extent necessary or appropriate:

(i)        to replace references to the relevant Finance Documents and the relevant Senior Liabilities with reference to, and to the agreement constituting, the Refinancing Liabilities;

(ii)       to ensure that the provisions hereunder that accrue to the benefit of and which bind the Senior Creditors and the Agents accrue instead to the benefit of, and bind, the lenders of the Refinancing Liabilities and their agent;

(iii)      otherwise to give effect to the intent of this Clause 21.1.

21.2      Refinancing: releases

(a)            If any refinancing occurs as contemplated by Clause 21.1, the Transaction Security in respect of the remaining Senior Liabilities may, at the request of the agent in respect of the Refinancing Liabilities (acting reasonably), be released and retaken (and the Security Agent is authorised to effect such release) provided that either:

(i)        the Senior Creditors receive a legal opinion, in a form satisfactory to the Security Agent (acting reasonably), confirming that after giving effect to the transactions related to such refinancing, any new security granted in favour of the Senior Creditors is valid and perfected (subject to any registration or other requirements) and not subject to any new or increased hardening period; or

(ii)       (A) the Senior Creditors receive a legal opinion, in a form satisfactory to the Security Agent (acting reasonably) confirming that after giving effect to the transactions related to such refinancing, any new security granted in favour of the Senior Creditors is valid and perfected (subject to any registration or other requirements) and not subject to any hardening period which is in addition to or greater than a corresponding hardening period to which the lenders in respect of the Refinancing Liabilities were subject and (B) if to the extent any release and retake of existing security for the Senior Creditors is subject to new hardening periods in respect of a Debtor as identified in such legal opinion, the Senior Creditors shall receive, from either an accounting firm of international standing or a reputable internationally-recognised investment bank, a solvency certificate in a form satisfactory to the Security Agent (acting reasonably) in respect of each such Debtor.

(b)            To the extent that the Security Agent is not satisfied with the opinion delivered in paragraph (a)(i) above and if applicable, no solvency certificate is delivered as required pursuant to paragraph (a)(ii) above, then:

(i)        the then existing Transaction Security (“Existing Transaction Security”) in respect of the Senior Liabilities shall not be released and replaced;

(ii)       further Transaction Security (“New Transaction Security”) shall be given by the relevant Debtors securing amounts in respect of the Refinancing Liabilities referred to in Clause 21.1 above on the same terms and over the same assets as the Existing Transaction Security to the extent required by the terms of the Refinancing Liabilities (it being acknowledged that, to the extent permitted by law, if New Transaction Security is effected by way of an amendment and restatement of the Existing Transaction Security Documents, it shall be subject to the same provisos set out in (a)(i) and (ii) above); and

(iii)      the terms of this Agreement shall be amended to reflect the pari passu ranking of the new Refinancing Liabilities and proceeds of any enforcement of the Existing Transaction Security and the New

Transaction Security shall be paid to the Security Agent for application in accordance with the order of application provided for in this Agreement as if the Refinancing Liabilities replace the existing relevant Senior Liabilities.

22.        COSTS AND EXPENSES

22.1      Security Agent’s ongoing costs

(a)            In the event of (i) a Default or (ii) the Security Agent (acting reasonably) considering it necessary or (iii) the Security Agent being requested by a Debtor or the Majority Senior Creditors to undertake duties which the Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Debt Documents, SPH shall pay to the Security Agent any additional (and in the case of (ii) and (iii), reasonable) remuneration (together with any applicable VAT) that may be agreed between them.

(b)            If the Security Agent and the Company fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

22.2      Transaction expenses

SPH shall, promptly on demand, pay the Security Agent the amount of all reasonable costs and expenses (including legal fees) (together with any applicable VAT) incurred by the Security Agent in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)            this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)            any other Debt Documents executed after the date of this Agreement.

22.3      Stamp taxes

(a)            SPH shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document or other document which relates to any Debt Document or any transaction contemplated by, or referenced in, any Debt Document provided, however, that SPH shall not be so liable to pay and indemnify a Secured Party in respect of any cost, loss or liability that a Secured Party so incurs in relation to the RCF Finance Documents, the Bonds Finance Documents, the OeKB Finance Documents, the Pari Passu Documents and the Hedging Agreements to the extent that such cost, loss or liability results from that Secured Party’s grossly negligent (grob fahrlässig) or wilful (vorsätzlich) breach of its obligations under paragraph (b) below.

(b)            No Party shall bring or send to, or otherwise produce in Austria, a Stamp Duty Sensitive Document or communicate in writing other than in compliance with the Stamp Duty Guidelines, in each case other than in the event that:

(i)        it does not cause a liability of a Party to pay stamp duty or other Tax in Austria;

(ii)       a Party wishes to create and perfect, each in accordance with Clause 12.8 (Austrian Mortgages), and/or enforce any of its rights under or in connection with a Debt Document in Austria and is only able to do so (including, without limitation, by reason of any objection or defence raised by the Company, the Issuer or a Debtor in any form of proceedings in Austria) by bringing or sending to, or otherwise producing in, Austria a Stamp Duty Sensitive Document and it would not be sufficient for that Party to bring or send to, or otherwise produce in, Austria a document that is not a Stamp Duty Sensitive Document for the purposes of such creation, perfection or enforcement; in furtherance of the foregoing, no Party shall (1) object to the introduction into evidence of an uncertified copy of any Stamp Duty Sensitive Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (2) if such Party is a party to the proceedings before an Austrian court or authority, contest the authenticity (Echtheit) of an uncertified copy of any such Stamp Duty Sensitive Document, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document; or

(iii)      a Party is required by law, governmental body, court, authority or agency pursuant to any legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise) to bring or send a Stamp Duty Sensitive Document into, or otherwise produce a Stamp Duty Sensitive Document in, Austria.

22.4      Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall, without double-counting, accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum under any other Debt Document) at the rate which is one per cent. per annum over the rate at which the Security Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select.

22.5      Enforcement and preservation costs

SPH shall, within three Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

23.        INDEMNITIES

23.1      Debtors’ indemnity

Each Debtor shall, within three Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(a)            in relation to or as a result of:

(i)        any failure by SPH to comply with obligations under Clause 22 (Costs and Expenses);

(ii)       the taking, holding, protection or enforcement of the Transaction Security;

(iii)      the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Receiver and each Delegate by the Debt Documents or by law; or

(iv)      any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents; or

(b)            which otherwise relates to any of the Security Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 23.1 (Debtors’ indemnity) will not be prejudiced by any release or disposal under Clause 13.2 (Distressed Disposals) taking into account the operation of that Clause 13.2 (Distressed Disposals).

23.2      Priority of indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself (except in the case of its own gross negligence or wilful misconduct) out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 23.1 (Debtors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

23.3      Senior Creditors’ indemnity

(a)            Each Senior Creditor (except the Agents) shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Senior Creditors for the time being (or, if the Liabilities due to each of those Senior Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document) and the Debtors shall jointly and severally indemnify each Senior Creditor against any payment made by it under this Clause 23 (Indemnities).

(b)             For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement), that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

23.4      Company’s indemnity to Senior Creditors

The Company shall promptly and as principal Debtor indemnify each Senior Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 13.2 (Distressed Disposals).

24.        INFORMATION

24.1      Information and dealing

(a)            The Creditors shall provide to the Security Agent from time to time (through the relevant Agent as applicable) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent or trustee.

(b)            Each Senior Creditor shall deal with the Security Agent exclusively through the relevant Agent except the Hedge Counterparties who shall deal directly with the Security Agent and shall not deal through any Agent.

24.2      Disclosure

Notwithstanding any agreement to the contrary, each of the Debtors consents, until the Senior Discharge Date, to the disclosure by any of the Senior Creditors, the Agents and the Security Agent to each other (whether or not through the Agents or the Security Agent) of such information concerning the Debtors as any Senior Creditor, the Agents or the Security Agent shall see fit, including details of its outstanding Liabilities and in relation to any Hedging Agreement, the Notional Amount (as defined in the relevant Hedging Agreement) of that Hedging Agreement and the residual maturity of that Hedging Agreement.

24.3      Notification of prescribed events

(a)            If an Event of Default or a Default under the RCF Facility Agreement either occurs or ceases to be continuing the RCF Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(b)            If an Event of Default or a Default under the OeKB Facilities Agreement either occurs or ceases to be continuing the OeKB Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(c)             If an Event of Default or a Default under the Bond Indenture either occurs or ceases to be continuing the Bond Trustee shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(d)            If an Acceleration Event occurs, the relevant Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(e)            If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(f)              If any Senior Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Party of that action.

(g)            If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(h)            If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 6.4 (Permitted Enforcement: Hedge Counterparties) it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(i)              If an Event of Default or a Default under a Pari Passu Document either occurs or ceases to be continuing the Pari Passu Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agents.

(j)              Each of the Agents and the Hedge Counterparties shall promptly notify the Security Agent of the occurrence of the Senior Discharge Date.

25.        NOTICES

25.1      Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter and, in all cases, shall be made in accordance with the Stamp Duty Guidelines.

25.2      Security Agent’s communications with Senior Creditors

The Security Agent shall be entitled to carry out all dealings:

(a)            with the Senior Creditors (except the Hedge Counterparties), through the relevant Agent and may give to the relevant Agent any notice or other communication required to be given by the Security Agent to a Senior Creditor; and

(b)            with each Hedge Counterparty directly with that Hedge Counterparty.

25.3      Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)            in the case of the Company, that identified with its name below;

(b)            in the case of the Security Agent, that identified with its name below; and

(c)             in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice provided that such address, fax number, department or officer shall be outside the Republic of Austria.

25.4      Delivery

(a)            Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)        if by way of fax, when received in legible form; or

(ii)       if by way of letter, when it has been left at the relevant address or seven Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 25.3 (Addresses), if addressed to that department or officer.

(b)            Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)             Any communication or document made or delivered to the Company in accordance with this Clause 25.4 will be deemed to have been made or delivered to each of the Debtors.

25.5      Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 25.3 (Addresses) or changing its own address or fax number, the Security Agent shall notify the other Parties.

25.6      Electronic communication

(a)            Any communication to be made between the Security Agent and the Agents, the Senior Creditors or a Hedge Counterparty under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Security Agent, the relevant Agent and the relevant Senior Creditor or Hedge Counterparty:

(i)        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)       notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)      notify each other of any change to their address or any other such information supplied by them.

(b)            Any electronic communication made between the Security Agent and the Agents, a Senior Creditor or a Hedge Counterparty will be effective only when actually received in readable form and in the case of any electronic communication made by a Senior Creditor, Hedge Counterparty or the relevant Agent to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(c)             Each of the Parties agrees that it will comply with the Stamp Duty Guidelines.

25.7      English language

(a)            Any notice or communication given under or in connection with this Agreement must be in English.

(b)            All other documents provided under or in connection with this Agreement must be:

(i)        in English; or

(ii)       if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26.        PRESERVATION

26.1      Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

26.2      No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

26.3      Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

26.4      Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 26.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)            any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)            the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)            any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e)            any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Debt Document or security;

(f)              any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)            any intermediate Payment of any of the Liabilities owing to the Senior Creditors in whole or in part;

(h)            any insolvency or similar proceedings; or

(i)              any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Debt Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

26.5      Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)            not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Senior Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)            apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)             secure the Liabilities owing to the Senior Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

26.6      Preservation of Security

For the purposes of Article 1271 et seq of the Belgian Civil Code, the Parties agree that upon any novation under the Finance Documents, the Transaction Security, guarantees, indemnities, and other undertakings created by the Finance Documents shall continue for the benefit of the Security Agent, any other Secured Party, their successors, transferees and assignees, as the case may be.

27.        CONSENTS, AMENDMENTS AND OVERRIDE

27.1      Required consents

(a)            Subject to paragraph (b) below, this Agreement may be amended or waived or any consent may be given under it with the written agreement of the Agents (acting on the instruction and on behalf of its Creditors required to consent or vote in connection with provisions dealing with amendments and waivers in the relevant Finance Document), the Hedge Counterparties, and the Security Agent (except for amendments of a minor, technical or administrative nature which may be effected by the Security Agent).

(b)            Subject to Clause 27.4 (Exceptions), any amendment or waiver or consent given in accordance with this Clause 27 (Consents, Amendments and Override) will be binding on all Parties.

27.2      Amendments and Waivers: Transaction Security Documents

(a)            Subject to paragraph (b) of Clause 13.1 (Non-Distressed Disposals), Clause 13.2 (Distressed Disposals), paragraph (b) below and to Clause 27.4 (Exceptions) and unless the provisions of any Debt Document expressly provide otherwise, the Security Agent may, if authorised by the Majority Senior Creditors, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Transaction Security Documents which shall be binding on each Party.

(b)            Subject to paragraph (c) of Clause 27.4 (Exceptions), the prior consent of the Agents (acting on the instruction and on behalf of its Creditors required to consent or vote in connection with provisions dealing with consents, amendments and waivers in the relevant Finance Document), the Hedge Counterparties and the Security Agent is required to authorise any amendment or waiver of, or consent under, any Transaction Security Document which would affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

27.3      Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 27 (Consents, Amendments and Override) will be binding on all Parties and the Security Agent may effect, on behalf of the relevant Agent or any Creditor, any amendment, waiver or consent permitted by this Clause 27 (Consents, Amendments and Override).

27.4      Exceptions

(a)            Subject to paragraph (c) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)        in the case of a Senior Creditor, in a way which affects or would affect Senior Creditors of that Party’s class generally; or

(ii)       in the case of a Debtor, to the extent consented to by the Company under paragraph (a) of Clause 27.2 (Amendments and Waivers: Transaction Security Documents),

the consent of that Party is required.

(b)            Subject to paragraph (c) below, an amendment, waiver or consent which relates to the rights or obligations of any Agent, the Security Agent (including, without limitation, any ability of the Security Agent to act in its discretion under this Agreement) or a Hedge Counterparty may not be effected without the consent of that Agent or, as the case may be, the Security Agent or that Hedge Counterparty.

(c)             Neither paragraph (a) nor (b) above, nor paragraph (a) nor (b) of Clause 27.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)        to any release of Transaction Security, claim or Liabilities; or

(ii)       to any consent

which, in each case, the Security Agent gives in accordance with Clause 13 (Proceeds of Disposals).

27.5      Deemed consent

(a)            If, at any time prior to the Senior Discharge Date, the Senior Creditors give a consent, approval, release or waiver or agreement to any amendment (a “Consent”) in respect of the Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders and the Company will (or will be deemed to):

(i)        give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii)       do anything (including executing any document) that the Senior Creditors may reasonably require to give effect to paragraph (a) of this Clause 27.5.

27.6      Excluded consents

Clause 27.5 (Deemed consent) does not apply to any Consent which has the effect of:

(a)            increasing or decreasing the Liabilities; or

(b)            changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments).

27.7      No liability

None of the Senior Creditors or Agents will be liable to any other Creditor or Debtor for any Consent given or deemed to be given under this Clause 27.

27.8      Agreement to override

The other Debt Documents are subject to this Agreement.  Unless expressly stated otherwise in this Agreement, in the event of a conflict between the terms of a Debt Document and this Agreement the terms of this Agreement shall prevail.  In the event of a conflict in respect of the terms “Parallel Debt Obligations” and/or “Secured Obligations” between the German Security Documents (as entered into on the Signing Date) and this Agreement, the German Security Documents shall prevail.

28.        PLACE OF PERFORMANCE

28.1      Performance

The Parties shall perform their obligations under or in connection with the Finance Documents exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with the Finance Documents within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means:

(a)            in relation to any payment by a Debtor or a Creditor under or in connection with this Agreement, the place at which such payment is to be made pursuant to this Agreement but in any event outside of Austria; and

(b)            in relation to any other obligation or liability under or in connection with this Agreement, the premises of the Security Agent in London or any other place outside of Austria as the Security Agent specifies from time to time.

28.2      Delivery of notices by Security Agent

Notwithstanding Clause 25 (Notices) and Clause 28 (Place of Performance) but subject to Clause 22.3 (Stamp Taxes) and paragraph (c) of Clause 25.6 (Electronic communication), each of the Debtors agrees that any notice or document delivered on it under or in connection with this Agreement shall be sent to an address located outside of Austria which, unless it notifies the Security Agent otherwise, shall be 154, Chaussee de la Hulpe, B-1170 Brussels, (Watermael-Boitsfort), Belgium.

29.        COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

30.        GOVERNING LAW

This Agreement and any non-contractual obligation arising out of or in connection with this Agreement is governed by English law.

31.        ENFORCEMENT

31.1      Jurisdiction

(a)            The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)            The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)             This Clause 31.1 is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

31.2      Service of process

(a)            Without prejudice to any other mode of service allowed under any relevant law each Debtor (unless incorporated in England and Wales):

(A)      irrevocably appoints Sappi (UK) Sales Office Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)      agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned;

(b)            If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (in the case of an agent for service of process for a Debtor) must immediately (and in any event within 15 Business Days of such event taking place) appoint another agent on terms acceptable to the Senior Creditors.  Failing this, the Majority Senior Creditors may appoint another agent for this purpose.

This Agreement has been delivered as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE PARTIES

Part 1  The RCF Finance Parties

ABN AMRO Bank N.V., Belgian Branch
Citibank, N.A. London Branch
HSBC Bank plc
J.P. Morgan Europe Limited
J.P. Morgan Plc
KBC Bank Deutschland AG
KBC Bank NV
Natixis
The Royal Bank of Scotland Plc
UniCredit Bank Austria AG
UniCredit Bank Czech Republic, a.s.

Part 2  The OeKB Lenders

BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postparkasse AG
Calyon Credit Agricole CIB
Erste Bank der oesterreichischen Sparkassen AG
Investkredit Bank AG
KBC Bank Deutschland AG
Raiffeisenlandesbank Oberösterreich Aktiengesellschaft
Raiffeisen Zentralbank Österreich AG
Standard Chartered Bank
ABN AMRO Bank N.V.
UniCredit Bank Austria AG
Vorarlberger Landes- und Hypothekenbank Aktiengesellschaft

Part 3  The Hedge Counterparties

ABN AMRO Bank N.V., London Branch
JPMorgan Chase Bank, National Association

Part 4  The Intra-Group Lenders

Sappi Austria Produktions-GmbH & Co. KG (Austria)
Sappi Papier Holding GmbH (Austria)
Sappi Europe SA (Belgium)
Sappi International S.A. (Belgium)
Sappi Lanaken Press Paper NV (Belgium)
Sappi Finland I Oy (Finland)
Sappi Stockstadt GmbH

Sappi Pulp Asia Limited (Hong Kong)
Sappi Maastricht BV (Netherlands)
Sappi Netherlands BV (Netherlands)
Sappi Deutschland Holding GmbH (Germany)
Sappi Trading Hong Kong Limited (Hong Kong)
Sappi UK Holdings BV (Netherlands)

Part 5 The Original Debtors

Original Debtors	Registration number (or equivalent, if any)

Sappi Limited	1936/008963/06 (South Africa)

Sappi Papier Holding GmbH	FN167931h (Austria)

Sappi International SA	RPM Brussels 0449.887.582 (Belgium)

SD Warren Company	878041 (Pennsylvania)

SDW Holdings Corporation	2441157 (Delaware)

Sappi Cloquet LLC	3498035 (Delaware)

Sappi Lanaken NV	RPR Tongeren 0420.732.352 (Belgium)

Sappi Deutschland GmbH	HRB59586 registered with the Commercial Register of Hanover (Germany)

Sappi Deutschland Holding GmbH	HRB110140 registered with the Commercial register of Hildesheim (Germany)

Sappi Lanaken Press Paper NV	RPR Tongeren 0426.966.779 (Belgium)

Sappi Pulp Asia Limited	0925340 (Hong Kong)

Sappi Nijmegen BV	10041104 (Netherlands)

Sappi Alfeld GmbH	HRB110356 registered with the Commercial Register of Hildesheim (Germany)

Sappi Maastricht BV	14631722 (Netherlands)

Sappi Netherlands BV	14631721 (Netherlands)

Sappi Ehingen GmbH	HRB490647 registered with the Commercial Register of Ulm (Germany)

Sappi Europe SA	RPM Brussels 0449.654.386 (Belgium)

Sappi Gratkorn GmbH	FN 69000x (Austria)

Sappi MagnoStar GmbH	FN 140031d (Austria)

Sappi Austria Produktions - GmbH & Co. KG	FN 223882p (Austria)

Sappi Stockstadt GmbH	HRB8118 registered with the Commercial Register of Aschaffenburg (Germany)

Sappi Finland I Oy	2219145-0 (Finland)

SCHEDULE 2

FORM OF DEBTOR ACCESSION DEED

THIS AGREEMENT is made on [       ] and made between:

(1)                                 [Insert Full Name of New Debtor] (the “Acceding Debtor”); and

(2)                                 [Insert Full Name of Current Security Agent] (the “Security Agent”), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding Debtor in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [     ] between, amongst others, [     ] as security agent, [     ] as RCF agent, the Creditors and the Debtors (each as defined in the Intercreditor Agreement).

The Acceding Debtor intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents] :

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

1.                                      Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.                                      The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(a)                                           [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)                                           all proceeds of that Security; and]*

(c)                                            all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

3.                                      The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be

* Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.                                      [In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].**

[4]/[5] This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding Debtor and is delivered on the date stated above.

The Acceding Debtor

EXECUTED AS A DEED

By: [Full Name of Acceding Debtor]

Address for notices:

Address:

Fax:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX. PLEASE READ CLAUSE 223 (STAMP TAXES), 25 (NOTICES)

**Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

AND 28 (PLACE OF PERFORMANCE) OF THIS AGREEMENT IN CONNECTION WITH THE FOREGOING.

SCHEDULE 3

FORM OF CREDITOR/AGENT ACCESSION UNDERTAKING

To:                             [Insert full name of current Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From:               [Acceding Creditor/Agent]

THIS UNDERTAKING is made on [date] by [insert full name of new Senior Creditor/RCF Finance Party/OeKB Lender /Hedge Counterparty/Agent/Intra-Group Lender/Pari Passu Lender] (the “Acceding [Senior Creditor/RCF Finance Party/OeKB Lender /Hedge Counterparty/Agent/Intra-Group Lender/Pari Passu Lender]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [ ] between, among others, [INSERT NAME OF SECURITY AGENT] as security agent, [INSERT NAME OF AGENTS] as agents, the Creditors and the Debtors (each as defined in the Intercreditor Agreement).

Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Senior Creditor/RCF Finance Party/OeKB Lender /Hedge Counterparty/Agent/Intra-Group Lender/Pari Passu Lender] being accepted as a [Senior Creditor/RCF Finance Party/OeKB Lender/Hedge Counterparty/RCF Agent/Intra-Group Lender/Pari Passu Lender] for the purposes of the Intercreditor Agreement, the Acceding [Senior Creditor/RCF Finance Party/OeKB Lender/Hedge Counterparty/Agent/Intra-Group Lender/Pari Passu Lender] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Senior Creditor/RCF Finance Party/OeKB Lender/Hedge Counterparty/Agent/ Intra-Group Lender/Pari Passu Lender] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Creditor/RCF Finance Party/OeKB Lender/Hedge Counterparty/Agent/Intra-Group Lender/Pari Passu Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor, if it is acceding as an Intra-Group Lender and is delivered on the date stated above].

Acceding [Creditor/Agent]

[EXECUTED as a DEED]

[insert full name of Acceding

Creditor/Agent]

By:

Address:

Fax:

Accepted by the Security Agent

for and on behalf of

[Insert full name of current Security Agent]

Date:

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX. PLEASE READ CLAUSE 22.3 (STAMP TAXES), 25 (NOTICES) AND 28 (PLACE OF PERFORMANCE) OF THIS AGREEMENT IN CONNECTION WITH THE FOREGOING.

SCHEDULE 4

SECURITY ENFORCEMENT PRINCIPLES

1.          It shall be the aim of any enforcement of the Transaction Security to achieve the Security Enforcement Objective.

2.          The Security Enforcement Principles may be amended, varied or waived with the prior written consent of the Majority Senior Creditors.

3.          On:

(a)         a proposed enforcement of any of the Transaction Security over assets other than shares in a member of the Group, where the aggregate book value of such assets exceeds EUR 1,000,000 (or its equivalent); or

(b)         a proposed enforcement of any of the Transaction Security over some or all of the shares in a member of the Group over which Transaction Security exists,

the Security Agent shall (unless it is incompatible with, or unnecessary in respect of enforcement procedures in a relevant jurisdiction) obtain an opinion from a reputable internationally-recognised investment bank or international accounting firm (which may include an Investment Bank, as defined in Clause 12.3(d)) (a “Financial Adviser”) that the consideration for the sale is fair from a financial point of view after taking into account all relevant circumstances and that such sale is in accordance with the Security Enforcement Objective.

4.          The Security Agent shall be under no obligation to appoint a Financial Adviser or to seek the advice of a Financial Adviser, unless expressly required to do so by this Schedule or any other provision of this Agreement.

5.          To the extent that the provisions of Clause 13.4 (Flip-Up of Liabilities on a Distressed Disposal) are impaired, challenged or are otherwise not applied (whether by relevant law or regulation or otherwise), any enforcement of the share pledge over Sappi Papier Holding GmbH in Austria may only be made if there is a simultaneous enforcement of the share pledge over Sappi Manufacturing (Pty) Limited in South Africa.

SCHEDULE 5

STAMP DUTY GUIDELINES

1.                                      Introduction

(a)                                 These stamp duty guidelines (the “Guidelines”) shall apply to all written communication of the parties to the Intercreditor Agreement of which this Schedule 5 forms part (the “Intercreditor Agreement”).

(b)                                 In these Guidelines, unless a contrary indication appears a term defined in the Intercreditor Agreement (including by way of reference) has the same meaning when used in these Guidelines.

(c)                                  Any reference in these Guidelines (as well as in the Stamp Duty Sensitive Documents) to (a) “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, documents or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail and (b) “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.

2.                                      Guidelines for Written Communication

(a)                                 Subject to paragraphs 2(b) and 2(c) below, signed written communication that records or otherwise provides evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Debt Document, whether in the body of the relevant communication, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be made from an address outside of the Republic of Austria to an address outside of the Republic of Austria. For the avoidance of doubt, e-mails where the server on which such e-mails will be received or from which such e-mails will be sent is located in the Republic of Austria (e.g. this may be indicated by an e-mail address having a country code top level domain “.at”) or other e-mail addresses where the person sending or the person receiving such e-mail have their ordinary workplace (Arbeitsplatz) in the Republic of Austria must not be signed (see also paragraphs 2(c) and 2(d) below).

(b)                                 Letters that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Debt Document, whether in the body of the letter, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may be brought or sent into, or produced in, the Republic of Austria if in the following format, provided that no Stamp Duty Sensitive Document is attached:

[party’s letterhead]

Dear...  ,

[text of message]

Kind regards

NO SIGNATURE OF PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC) SENDING THE LETTER NO CONTACT DETAILS

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

(c)                                  E-mails and fax messages that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Debt Document, whether in the body of the e-mail or fax, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may be brought or sent into, or produced in, the Republic of Austria if in the following format, provided that no Stamp Duty Sensitive Document is attached:

Dear... .,

[text of message].

Kind regards

NO REFERENCE TO INDIVIDUAL / COMPANY NAME NO SIGNATURE OF PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC) SENDING THE E-MAIL / FAX NO CONTACT DETAILS OR OTHER AUTOMATICALLY GENERATED FOOTERS THAT REFER TO PARTY CONFIDENTIALITY NOTICES ALLOWED DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

In addition, the footer of such e-mail must not contain the company name, contact details or any other information allowing identification of the sender. The company name, contact details etc. of the original sender of a reply or forwarded message need not be deleted.

(d)                                 No e-mails that refer to Stamp Duty Sensitive Documents shall be sent (other than in accordance with paragraph 2 of these Guidelines) if the automatic e-mail signature (including company name etc.) cannot be suppressed.

SIGNATURES

The Debtors

The Company

SIGNED by	Signature(s)
M.R. Thompson on behalf of
SAPPI LIMITED	/s/ M.R.Thompson
and thereby executed by it as a DEED

Address: 48 Ameshoff Street

Braamfontein

Johannesburg

2001

Fax: +27 11 339 1881

Attention: D.J. O’Connor

Other Original Debtors

SIGNED by	Signature(s)
B.J. Wiersum and J.H. Pässler on behalf of
SAPPI PAPIER HOLDING GMBH	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154	/s/ J.H. Pässler

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI INTERNATIONAL SA	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
A. Luchene on behalf of
SD WARREN COMPANY	/s/ A. Luchene
and thereby executed by it as a DEED

Address: Sappi Fine Paper North America

225 Franklin St.

Boston, MA 02110 USA

Fax: 617-368-6580

Attention: Office of General Counsel

SIGNED by	Signature(s)
A. Luchene on behalf of
SDW HOLDINGS CORPORATION	/s/ A. Luchene
and thereby executed by it as a DEED

Address: Sappi Fine Paper North America

225 Franklin St.

Boston, MA 02110 USA

Fax: 617-368-6580

Attention: Office of General Counsel

SIGNED by	Signature(s)
A. Luchene on behalf of
SAPPI CLOQUET LLC	/s/ A. Luchene
and thereby executed by it as a DEED

Address: Sappi Fine Paper North America

225 Franklin St.

Boston, MA 02110 USA

Fax: 617-368-6580

Attention: Office of General Counsel

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI LANAKEN NV	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
M. Eikelenboom on behalf of
SAPPI DEUTSCHLAND GMBH	/s/ M. Eikelenboom
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersum and M.J.H. Quaedvlieg on behalf of
SAPPI DEUTSCHLAND HOLDING GMBH	/s/ B.J. Wiersum
and thereby executed by it as a DEED	/s/ M.J.H. Quaedvlieg

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by		Signature(s)
B.J. Wiersum on behalf of
SAPPI LANAKEN PRESS PAPER NV		/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

THE COMMON SEAL of

SAPPI PULP ASIA LIMITED was hereunto
affixed and thereby executed by it as a DEED
in the presence of: En-Min Chua

Authorised Signatory:	/s/ H. Kirsten	/seal affixed/
Name:	H. Kirsten
Title:	Authorised Signatory

Address:

Fax:

Attention:

SIGNED by		Signature(s)
G.G Wassens on behalf of
SAPPI NIJMEGEN BV		/s/ G.G Wassens
and thereby executed by it as a DEED

Address: Ambachtsweg 2,

6541 DB Nijmegen / NL

Fax: +31243710840

Attention: G.G Wassens

SIGNED by	Signature(s)
M. Hottmann on behalf of
SAPPI ALFELD GMBH	/s/ M. Hottmann
and thereby executed by it as a DEED

Address: Sappi Alfeld GmbH,

Mühlenmasch 1,

31061 Alfeld, Germany

Fax: + 49 (0)51-81-77-755

Attention: Juliane Severin
Referee Tax

SIGNED by	Signature(s)
E. de Vries on behalf of
SAPPI MAASTRICHT BV	/s/ E. de Vries
and thereby executed by it as a DEED

Address: Biesenweg 16,

6211 AA Maastricht

Fax: +31-43-3822731

Attention: J. Pauly

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI NETHERLANDS BV	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
S.Wurdinger on behalf of
SAPPI EHINGEN GMBH	/s/ S.Wurdinger
and thereby executed by it as a DEED

Address: Biberacher Str. 73,

89584 Ehingen, Germany

Fax: +49 (0) 7391 501 - 315

Attention: Renate Distelrath

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI EUROPE SA	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI GRATKORN GMBH	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI MAGNOSTAR GMBH	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI AUSTRIA PRODUKTIONS — GMBH & CO. KG	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B. Jäggi on behalf of
SAPPI STOCKSTADT GMBH	/s/ B. Jäggi
and thereby executed by it as a DEED

Address: D-638M Stockstadt,

Obernburger Str. 1-9

Fax: +49 (0) 6027 420823

Attention: B. Jäggi

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI FINLAND I OY	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

The Security Agent

EXECUTED AS A DEED by affixing the common seal

of J.P. MORGAN EUROPE LIMITED

In the presence of:

R. Kean		/s/ R. Kean
Authorised signatory

F. Gomboc		/s/ F. Gomboc
Authorised signatory

Address:	125 London Wall, London, EC2Y 5AJ	/seal affixed/

Fax:	+44 207 777 2434

Attention:	Steve Clarke / Ching Loh

The RCF Agent

EXECUTED AS A DEED by affixing the common seal

of J.P. MORGAN EUROPE LIMITED

In the presence of:

R. Kean		/s/ R. Kean
Authorised signatory

F. Gomboc		/s/ F. Gomboc
Authorised signatory

Address:	125 London Wall, London, EC2Y 5AJ	/seal affixed/

Fax:	+44 207 777 2434

Attention:	Steve Clarke / Ching Loh

The Bond Trustee

EXECUTED AS A DEED

By:          THE BANK OF NEW YORK MELLON

acting by its duly authorised signatories:

P. Cattermole	/s/ P. Cattermole
Name:

N. Pahkala	/s/ N. Pahkala
Name:

Address:	One Canada Square, London, E14 5AL

Fax:	+44 (0) 207 964 2536

Attention:	Corporate Trust Administration

in the presence of:	/s/ M. Laidley

Witness: M. Laidley

Address: One Canada Square, London, E14 5AL

The OeKB Agent

EXECUTED AS A DEED

By:          UNICREDIT BANK AUSTRIA AG

Acting by its duly authorised attorney:

G. Langton	/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:	/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

The Bank Austria Agent

EXECUTED AS A DEED

By:          UNICREDIT BANK AUSTRIA AG

Acting by its duly authorised attorney:

G. Langton	/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:	/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

The RCF Finance Parties

EXECUTED AS A DEED

By:          ABN AMRO BANK N.V., BELGIAN BRANCH

Acting by its duly authorised attorney:

M. Giesen	/s/ M. Giesen
Name:

Address:	135 Bishopsgate, London, EC2M 3UR

Fax:	+44 207 085 5920

Attention: M. Giesen

In the presence of:	/s/ D. Hague

Witness name: D. Hague

Address:	135 Bishopsgate, London, EC2M 3UR

EXECUTED AS A DEED

By:          CITIBANK, N.A. LONDON BRANCH

acting by its duly authorised signatory:

T. Lambourn	/s/ T. Lambourn
Name:

Address:	Citigroup Centre, Canary Wharf, London, E14 5LB, UK.

Fax:	+44 203 364 2688

Attention:	T. Lambourn

in the presence of:	/s/ I. Starlevic

Witness: I. Starlevic

Address: Citigroup Centre, Canary Wharf, London, E14 5LB, UK

EXECUTED AS A DEED

By:          HSBC BANK PLC

acting by its duly authorised attorney

D. Stent	/s/ D. Stent
Name:

Address:	Level 3, 8 Canada Square, London, E14 5HQ

Fax:	+44 20 7992 4989

Attention:	A. Kurt - Elli

in the presence of:	/s/ A. Jennens

Witness: A. Jennens

Address: One Silk Street, London EL2Y 8HQ

EXECUTED AS A DEED by affixing the common seal

of J.P. MORGAN EUROPE LIMITED

In the presence of:

R. Kean	/s/ R. Kean
Authorised signatory

F. Gomboc	/s/ F. Gomboc
Authorised signatory

/seal affixed/

Address:

Fax:

Attention:

EXECUTED AS A DEED by affixing the common seal

of J.P. MORGAN PLC

In the presence of:

R. Kean	/s/ R. Kean
Authorised signatory

F. Gomboc	/s/ F. Gomboc
Authorised signatory

/seal affixed/

Address:

Fax:

Attention:

EXECUTED AS A DEED

By:          KBC BANK DEUTSCHLAND AG

acting by its duly authorised signatories

S. Van Dooren	/s/ S. Van Dooren
Name:
Title: Account Officer

M. Leterme	/s/ M. Leterme

Name:

Title: Manager Corporate Center Brussels

Address:	Havenlaan 16, B-1080, Brussels

Fax:	+32 2 421 52 01

Attention:

EXECUTED AS A DEED

By:          KBC BANK NV

acting by its duly authorised signatories

G. De Poorter	/s/ G. De Poorter
Name:
Title: Relationship Manager

M. Leterme	/s/ M. Leterme

Name:

Title: Manager Corporate Center Brussels

Address:	Havenlaan 16, B-1080, Brussels

Fax:	+32 2 421 52 01

Attention:

EXECUTED AS A DEED

By:	NATIXIS

acting by its duly authorised signatories

P. Massot		/s/ P. Massot
Name:
Title: Directeur

T. Barbot		/s/ T. Barbot
Name:
Title: Relationship Manager

Address:

Fax:

Attention:

EXECUTED AS A DEED

By:	THE ROYAL BANK OF SCOTLAND PLC

acting by its duly authorised signatory:

R. Bartlett		/s/ R. Bartlett
Name:

Address:	135 Bishopsgate, London, EC2M 3UR

Fax:	+44 20 7085 5920

Attention: M. Giesen

in the presence of:		/s/ M. Giesen

Witness: M. Giesen

Address: 135 Bishopsgate, London, EC2M 3UR

EXECUTED AS A DEED

By:	UNICREDIT BANK AUSTRIA AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	UNICREDIT BANK CZECH REPUBLIC, A.S.

Authorised signatory:	/s/ Álena Gáliková

Authorised signatory:

Address:

Fax:	+420 221 119 115

Attention:

The OeKB Lenders

EXECUTED AS A DEED

By:	BAWAG P.S.K. BANK FÜR ARBEIT UND WIRTSCHAFT UND ÖSTERREICHISCHE POSTPARKASSE AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	CALYON CREDIT AGRICOLE CIB

Authorised signatory:	/s/ L. Gubler

Authorised signatory:	/s/ P. Doumer

Address:	9 quai du Président Paul Doumer, 92920, Paris la Défense Cedex, France

Fax:	0033(1)57872288

Attention:	L. Gubler

EXECUTED AS A DEED

By:	ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	INVESTKREDIT BANK AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	KBC BANK DEUTSCHLAND AG

acting by its duly authorised signatories

S. Van Dooren		/s/ S. Van Dooren
Name:
Title: Account Officer

M. Leterme		/s/ M. Leterme
Name:
Title: Manager Corporate Center Brussels
Address:	Havenlaan 16, B-1080, Brussels

Fax:	+32 2 421 52 01

Attention:

EXECUTED AS A DEED

By:	RAIFFEISENLANDESBANK OBERÖSTERREICH AKTIENGESELLSCHAFT

Authorised signatory	/s/ C. Unger

Authorised signatory	/s/ C. Vejvar

Address:	Dr. –Emil-Brichta-Strasse 9, D-94036 Passau

Fax:	+49 851 92 992 269

Attention:	Anja Boehm

EXECUTED AS A DEED

By:	RAIFFEISEN ZENTRALBANK ÖSTERREICH AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	STANDARD CHARTERED BANK

acting by its duly authorised signatories

V. Simha		/s/ V. Simha
Name:
Title: Director Syndications

G. Ensari		/s/ G. Ensari
Name:
Title: Associate Director Syndications

Address:	1, Basinghall Avenue, London, EC2V 5DD

Fax:	+44 20 7885 1880

Attention:	C. Bosire

EXECUTED AS A DEED

By:	ABN AMRO BANK N.V., BELGIAN BRANCH

acting through its duly authorised attorney:

M. Giesen		/s/ M. Giesen
Name:

Address:	135 Bishopsgate, London, EC2M 3UR

Fax:	+44 20 7085 5920

Attention: M. Giesen

In the presence of:		/s/ D. Hague

Witness name: D. Hague

Address:	135 Bishopsgate, London, EC2M 3UR

EXECUTED AS A DEED

By:	UNICREDIT BANK AUSTRIA AG

Acting by its duly authorised attorney:

G. Langton		/s/ G. Langton
Name:

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

Fax:

Attention:

In the presence of:		/s/ E. Chachko

Witness name: E. Chachko

Address:	Moor House, 120 London Wall, London, EC2Y 5ET

EXECUTED AS A DEED

By:	VORARLBERGER LANDES- UND HYPOTHEKENBANK AKTIENGESELLSCHAFT

Authorised signatory	/s/ T. Reich

Authorised signatory S. Germann

Address:	Bankgasse 1 / Postfach, CH-9004, St. Gallen

Fax:	071 / 228 8519

Attention:

The Bond Security Agent

EXECUTED AS A DEED

By:	CAPITA TRUST COMPANY LIMITED

/s/ S. P Martin	director

Address:	Phoenix House, 18 King William Street, London EC4N 7HE

Fax:	+44 (0)20 7800 4180

Attention:	Corporate Trusts Manager

The Hedge Counterparties

EXECUTED AS A DEED

By:	ABN AMRO BANK N.V., LONDON BRANCH

acting through its duly authorised signatories:

D. Hague		/s/ D. Hague
Name:

A. Schoen		/s/ A. Schoen
Name:

Address:	135 Bishopsgate, London, EC2M 3UR

Fax:	+44 20 7085 5920

Attention: M. Giesen

EXECUTED AS A DEED

By:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

acting by its duly authorised attorney:

F. Gomboc		/s/ F. Gomboc
Name:

Address:

Fax:

Attention:

in the presence of:		/s/ V. Tan

Witness:	V. Tan

Address:	C/O Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF

The Intra-Group Lenders

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI AUSTRIA PRODUKTIONS-GMBH & CO. KG	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersum & J.H. Pässler on behalf of
SAPPI PAPIER HOLDING GMBH	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154	/s/ J.H. Pässler

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersumon behalf of
SAPPI EUROPE SA	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
J.H. Pässler on behalf of
SAPPI INTERNATIONAL S.A.	/s/ J.H. Pässler
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI LANAKEN PRESS PAPER NV	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI FINLAND OY	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by		Signature(s)
B. Jäggi on behalf of
SAPPI STOCKSTADT GMBH		/s/ B. Jäggi
and thereby executed by it as a DEED

Address: D-638M Stockstadt,

Obernburger Str. 1-9

Fax: +49 (0) 6027 420823

Attention: B. Jäggi

THE COMMON SEAL of

SAPPI PULP ASIA LIMITED was hereunto
affixed and thereby executed by it as a DEED
in the presence of: En-Min Chua		/seal affixed/

Authorised Signatory:		/s/ H. Kirsten
Name:	H. Kirsten
Title:	Authorised Signatory

Address:

Fax:

Attention:

SIGNED by	Signature(s)
E. de Vries on behalf of
SAPPI MAASTRICHT BV	/s/ E. de Vries
and thereby executed by it as a DEED

Address: Biesenweg 16,

6211 AA Maastricht

Fax: + 31-43-3822731

Attention: J. Pauly

SIGNED by	Signature(s)
B.J. Wiersum on behalf of
SAPPI NETHERLANDS BV	/s/ B.J. Wiersum
and thereby executed by it as a DEED

Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

SIGNED by	Signature(s)
B.J. Wiersum & M. Quaedvlieg on behalf of
SAPPI DEUTSCHLAND HOLDING GMBH	/s/ B.J. Wiersum
and thereby executed by it as a DEED
/s/ M. Quaedvlieg
Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler

THE COMMON SEAL of
SAPPI TRADING HONG KONG LIMITED was hereunto
affixed and thereby executed by it as a DEED
in the presence of: En-Min Chua

Authorised Signatory:	/s/ H. Kirsten	/seal affixed/

Name:	H. Kirsten
Title:	Authorised Signatory

Address:

Fax:

Attention:

SIGNED by	Signature(s)
B.J. Wiersum & M. Quaedvlieg on behalf of
SAPPI UK HOLDINGS BV	/s/ B.J. Wiersum
and thereby executed by it as a DEED
/s/ M. Quaedvlieg
Address: Chaussee De La Hulpe 154

B-1770 Brussels

Belgium

Fax: +32 2 676 9849

Attention: J.H. Pässler